UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Ramco-Gershenson Properties Trust

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RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

Dear Shareholder:

We invite you to attend the 2009 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the “Trust”). The meeting will be held on Wednesday, June 10, 2009 at [                    •                    ] at [     •     ], Eastern time. During the 2009 annual meeting, shareholders will have the opportunity to vote on each item of business described in the enclosed notice of the 2009 annual meeting and accompanying proxy statement. Your Board of Trustees and management look forward to greeting personally those shareholders who are able to attend.

Your Board of Trustees is recommending the re-election of two Class III Trustees whose terms are expiring at the annual meeting. Please note that Equity One, Inc. (“Equity One”) has provided notice that it intends to nominate its own slate of two nominees for election as Trustees at the 2009 annual meeting and solicit proxies for its use at the annual meeting to vote in favor of its own slate in opposition to the Board’s nominees. Your Board does not believe that election of the Equity One nominees to the Board is in the best interests of our shareholders. On March 25, 2009, the Trust announced that it is in the process of undertaking a review of financial and strategic alternatives to enhance shareholder value, and it has engaged Merrill Lynch & Co. to serve as its independent financial advisor. Your Board of Trustees believes this process is best served by the re-election of the Board’s nominees, who are highly qualified and have significant experience with the Trust’s business.

It is important that your shares be represented and voted at the annual meeting, whether or not you plan to attend. You may vote in one of four ways as further described in the accompanying proxy statement: (1) via the telephone; (2) via the Internet; (3) by signing, dating and returning the enclosed WHITE proxy card; or (4) by casting your vote in person at the annual meeting. You may receive proxy solicitation materials from Equity One or other persons affiliated with it, including an opposition proxy statement and proxy card. OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY EQUITY ONE OR OTHER PERSONS AFFILIATED WITH IT. Even if you have previously signed a proxy card sent by Equity One or its affiliates, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Equity One or any person other than the Trust.

If you have any questions or require any assistance with voting your shares, please contact:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Dennis E. Gershenson
Chairman, President and Chief Executive Officer

[     •     ], 2009

RAMCO-GERSHENSON PROPERTIES TRUST

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2009

To the Shareholders of Ramco-Gershenson Properties Trust:

Notice is hereby given that the 2009 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust will be held at [                    •                    ] at [     •     ], Eastern time, for the following purposes:

(1) To elect two Trustees for terms to expire at the annual meeting of shareholders in 2012;

(2) To ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2009;

(3) To approve the 2009 Omnibus Long-Term Incentive Plan; and

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your Board of Trustees recommends a vote FOR the Board’s nominees for Proposal 1 and FOR Proposals 2 and 3. The accompanying proxy statement contains additional information for your careful review. A copy of the Trust’s annual report for 2008 is also enclosed.

Shareholders of record of the Trust’s common shares of beneficial ownership at the close of business on April 15, 2009 are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Your vote is important. You may vote in one of four ways as further described in the accompanying proxy statement: (1) via the telephone; (2) via the Internet; (3) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided; or (4) by casting your vote in person at the annual meeting.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary

i

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

The Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (the “Trust”) is soliciting proxies for use at the 2009 annual meeting of shareholders of the Trust and any adjournment or postponement thereof. The annual meeting will be held at [                    •                    ] on Wednesday, June 10, 2009 at [     •     ], Eastern time. The Trust expects to first mail these proxy materials on or about [       •       ], 2009 to shareholders of record of the Trust’s common shares of beneficial interest (the “Shares”).

ABOUT THE MEETING

What is the purpose of the 2009 annual meeting of shareholders?

At the 2009 annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including (1) the election of two Trustees to serve until the annual meeting of shareholders in 2012, (2) the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2009, and (3) the approval of the 2009 Omnibus Long-Term Incentive Plan (the “2009 Omnibus Plan”).

In addition, management will report on the performance of the Trust and will respond to questions from shareholders. The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to questions. Such representatives will also have an opportunity to make a statement.

What are the Board’s recommendations?

The Board recommends a vote:

Proposal 1 — FOR the re-election of the two Class III Trustees, Messrs. Stephen R. Blank and Joel M. Pashcow.

Proposal 2 — FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2009.

Proposal 3 — FOR the approval of the 2009 Omnibus Plan.

What is the current status of Equity One’s Trustee nominations?

Equity One, Inc. (“Equity One”) has provided notice that it intends to nominate its own slate of two nominees for election as Trustees at the 2009 annual meeting and solicit proxies for its use at the annual meeting to vote in favor of its own slate in opposition to the Board’s nominees. The Board does not believe that election of the Equity One nominees to the Board is in the best interests of our shareholders. On March 25, 2009, the Trust announced that it is in the process of undertaking a review of financial and strategic alternatives to enhance shareholder value, and it has engaged Merrill Lynch & Co. to serve as its independent financial advisor. The Board believes this process is best served by the re-election of the Board’s nominees, who are highly qualified and have significant experience with the Trust’s business. On April 21, 2009, the Nominating and Governance Committee had a meeting with and considered Equity One’s two nominees. On April 23, 2009, a representative of the Trust contacted Equity One in an effort to avoid the cost and distraction of a contested Trustee election and to allow the Board to remain focused on its review of financial and strategic alternatives as well as its general oversight responsibilities of the Trust’s affairs. The Trust offered to enter into a settlement with Equity One, in which Equity One’s two nominees would be added to the Board, in addition to the Board’s two nominees, and the Board would be expanded to nine members. Equity One rejected the Trust’s proposal, indicating that it was unwilling to agree to any expansion of the Board, intended to oppose the Board’s nominees and desired other conditions to be satisfied. Given Equity One’s rejection of the Trust’s proposal, among other reasons, the Board continues to recommend the re-election of the Board’s nominees.

What should I do if I receive a proxy card from Equity One?

Equity One has provided notice that it intends to nominate its own slate of two nominees for election as Trustees at the 2009 annual meeting and solicit proxies for its use at the annual meeting to vote in favor of its own slate in opposition to the Board’s nominees. You may receive proxy solicitation materials from Equity One or other persons affiliated with it, including an opposition proxy statement and proxy card. OUR BOARD OF TRUSTEES URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY EQUITY ONE OR OTHER PERSONS AFFILIATED WITH IT. Even if you have previously signed a proxy card sent by Equity One or its affiliates, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Equity One or any person other than the Trust.

Who is entitled to vote?

Only record holders of Shares at the close of business on the record date of April 15, 2009 are entitled to receive notice of the annual meeting and to vote the Shares that they held on the record date. Each outstanding Share is entitled to one vote on each matter to be voted upon at the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the Shares outstanding on the record date will constitute a quorum for all purposes. As of the record date, 18,698,476 Shares were outstanding. Broker non-votes (defined below), and proxies marked with abstentions or withhold votes, will be counted as present in determining whether or not there is a quorum.

What is the difference between holding Shares as a shareholder of record and a beneficial owner?

Shareholders of Record.  If your Shares are registered directly in your name with the Trust’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those Shares, and these proxy materials (including a WHITE proxy card) are being sent directly to you by the Trust. As the shareholder of record, you have the right to grant your voting proxy directly to the Trust through the enclosed WHITE proxy card, through the Internet or by telephone, or to vote in person at the annual meeting.

Beneficial Owners.  Many of the Trust’s shareholders hold their Shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your Shares are so held, you are considered the beneficial owner of Shares, and these proxy materials (including a WHITE voting instruction card) are being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those Shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these Shares in person at the annual meeting unless you obtain a proxy from your broker, trustee, bank or nominee and bring such proxy to the annual meeting. Your broker, trustee, bank or nominee has enclosed a WHITE voting instruction card for you to use in directing the broker, trustee, bank or nominee on how to vote your Shares.

May I vote my Shares in person at the annual meeting?

Even if you plan to be present at the meeting, the Trust encourages you to vote your Shares prior to the meeting.

You will need to present photo identification, such as a driver’s license, and proof of Ramco-Gershenson Properties Trust share ownership as of the record date when you arrive at the meeting. If you hold your shares through a bank, broker or other holder of record and you plan to attend the annual meeting, you must present proof of your ownership of Ramco-Gershenson Properties Trust shares, such as a bank or brokerage account statement, in order to be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Shareholders of Record.  If you are a shareholder of record and attend the annual meeting, you may deliver your completed WHITE proxy card or vote by ballot in person at the annual meeting.

Beneficial Owners.  If you hold your Shares through a broker, trustee, bank or other nominee and want to vote such Shares in person at the annual meeting, you must obtain a proxy from your broker, trustee, bank or other nominee giving you the power to vote such Shares.

Can I vote my shares without attending the annual meeting?

By Mail.  You may vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

By telephone or through the Internet.  You may vote by telephone or through the Internet as indicated on your enclosed WHITE proxy card.

Can I change my vote after I return my proxy card or voting instruction card?

Shareholders of Record.  You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Trust either a notice revoking the proxy or a new proxy that is dated later than the proxy card. You may also change your vote through the Internet, by telephone or by taking action at the annual meeting. If you attend the annual meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your Shares in accordance with your instructions on the proxy card unless you properly file such revocation notice or new proxy.

Beneficial Owners.  If you hold your Shares through a bank, trustee, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one WHITE proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Trust’s transfer agent. Please sign and deliver each WHITE proxy card and voting instruction card that you receive. The Trust recommends that you contact such persons to consolidate as many accounts as possible under the same name and address.

As previously noted, Equity One has provided notice that it intends to nominate its own slate of two nominees for election as Trustees at the 2009 annual meeting and solicit proxies for its use at the annual meeting to vote in favor of its own slate in opposition to the Board’s nominees. As a result, you may receive proxy cards from both Equity One and the Trust. Only the latest dated proxy card or voting instruction card you submit will be counted.

OUR BOARD OF TRUSTEES URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY EQUITY ONE OR OTHER PERSONS AFFILIATED WITH IT.  Even if you have previously signed a proxy card sent by Equity One or its affiliates, you have the right to change your vote by using the enclosed WHITE proxy card or voting instruction card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card or voting instruction card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Equity One or any person other than the Trust.

What if I do not vote for some of the items listed on my WHITE proxy card or voting instruction card?

Shareholders of Record.  If you return your signed WHITE proxy card but do not provide voting instructions on certain matters, your shares will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the WHITE proxy card that properly comes before the annual meeting, the proxy holders named in the WHITE proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

Beneficial Owners.  If you hold your Shares in street name through a broker, trustee, bank or other nominee and do not return the WHITE voting instruction card, such nominee will determine if it has the discretionary authority to vote your Shares. Under applicable law and the New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, such as the uncontested election of trustees and the ratification of the appointment of the Trust’s independent registered public accounting firm, but do not have discretion to vote on non-routine matters. If Equity One contests the election of trustees, all matters acted upon at the meeting will be considered non-routine matters. “Broker non-votes” are Shares held by a broker or other nominee that are represented at the shareholder meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such Shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Shares subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum but the broker non-votes will not be considered votes cast with respect to such proposals.

We urge you to provide instructions to your broker or other nominee so that your votes may be counted for each item of business at the 2009 annual meeting.

What vote is required to approve each item?

Proposal 1 — Election of Trustees.  The two nominees who receive the most votes cast “FOR” at the annual meeting will be elected as Class III Trustees. The slate of nominees nominated by the Board consists of two Trustees whose terms are expiring, Messrs. Stephen R. Blank and Joel M. Pashcow. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2009. Abstentions will not be counted as votes cast at the annual meeting and will have no effect on the result of the vote. Although shareholder ratification of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.

Proposal 3 — Approval of 2009 Omnibus Plan.  The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the 2009 Omnibus Plan, provided that the total votes cast on the proposal represents more than 50% of the outstanding Shares entitled to vote on the proposal. Accordingly, a broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% of the outstanding Shares entitled to vote on the proposal cast votes (in which case, broker non-votes will not have an effect on the result of the vote). In accordance with NYSE regulations, an abstention will be counted as a vote cast for purposes of the proposal and will have the same effect as a vote against the proposal.

Other Matters.  If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the annual meeting. The Board of Trustees does not propose to conduct any business at the annual meeting other than as stated above.

Who will count the votes?

A representative of [     •     ], an independent voting services company, will tabulate the votes and act as the inspector of election.

How do I find out the voting results?

Voting results will be announced after they are certified by our independent inspector of elections and will also be published in the Trust’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

Who can I contact if I have questions or need assistance in voting my shares?

Please contact Innisfree M&A Incorporated, the firm assisting the Trust in the solicitation of proxies, at:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

How can I access the Trust’s proxy materials and annual report on Form 10-K?

As a holder of Shares, you should have received a copy of the 2008 Annual Report to Shareholders (which includes the Annual Report on Form 10-K, excluding exhibits) together with this proxy statement. Such proxy materials are also available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103013&gkp=1073743352.

The “Investor Info — SEC Filings” section of the Trust’s website, www.rgpt.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334. Further, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at www.sec.gov.

The references to the website addresses of the Trust and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites are not part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Shares as of April 15, 2009 with respect to (i) each trustee and named executive officer, (ii) all of our trustees and executive officers as a group, and (iii) to our knowledge, each beneficial owner of more than 5% of the outstanding Shares. Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Shares listed below.

	Shares Owned		Percent of
Name	Beneficially(1)		Shares(1)

Trustees and Named Executive Officers:
Dennis E. Gershenson	2,265,985	(2)	10.9%
Stephen R. Blank	22,650	(3)	*
Arthur H. Goldberg	72,700	(4)	*
Robert A. Meister	43,475	(5)	*
Joel M. Pashcow	235,974	(6)	1.3
Mark K. Rosenfeld	40,600	(7)	*
Michael A. Ward	1,551,734	(8)	7.7
Catherine J. Clark	29,795	(9)	*
Thomas W. Litzler	33,620	(10)	*
Richard J. Smith	86,443	(11)	*
Frederick A. Zantello	43,756	(12)	*
All Trustees, Nominees and Executive Officers as a Group (12 persons) (13)	2,919,974		14.0
More Than 5% Holders:
Joel D. Gershenson	1,971,940	(14)	9.5
31500 Northwestern Highway
Suite 100
Farmington Hills, MI 48334
Richard D. Gershenson	1,971,940	(14)	9.5
31500 Northwestern Highway
Suite 100
Farmington Hills, MI 48334
Bruce Gershenson	1,971,940	(14)	9.5
31500 Northwestern Highway
Suite 100
Farmington Hills, MI 48334
Equity One, Inc.	1,790,000	(15)	9.6
1600 N.E. Miami Gardens Drive
North Miami Beach, FL 33179
Inland American Real Estate Trust, Inc. and related entities	1,652,887	(16)	8.8
2901 Butterfield Road
Oak Brook, IL 60523
Barclays Global Investors, N.A. and related entities	1,477,876	(17)	7.9
400 Howard Street
San Francisco, CA 94105
Morgan Stanley and related entity	1,440,410	(18)	7.7
1585 Broadway
New York, NY 10036
The Vanguard Group, Inc.	1,378,355	(19)	7.4
100 Vanguard Blvd.
Malvern, PA 19355

*	less than 1%

(1)	Percentages are based on 18,698,476 Shares outstanding as of April 15, 2009. Any Shares beneficially owned by a specified person but not currently outstanding are included in the percentage computation for such specified person, but are not included in the computation for other persons.

Certain Shares included in the table are currently in the form of restricted stock. Each share of restricted stock represents the right to receive one Share upon vesting. During the vesting period, holders of restricted stock have voting rights as if such restricted stock was vested. Holdings of restricted stock are specifically noted below.

(2)	Consists of: (i) 220,156 Shares owned directly (including 77,165 shares of restricted stock), 15,800 Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee and 8,375 Shares owned by trusts for his children (shared voting and dispositive power); (ii) 1,958,350 Shares that partnerships, of which Mr. Dennis Gershenson is a partner, have the right to acquire upon the exchange of 1,958,350 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”); (iii) 13,590 Shares that Mr. Dennis Gershenson has the right to acquire upon the exchange of 13,590 OP Units owned individually pursuant to the Exchange Rights Agreement; and (iv) and 49,714 Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Dennis Gershenson. Does not include 38,245 Shares that Mr. Dennis Gershenson has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

Mr. Dennis Gershenson disclaims beneficial ownership of the Shares owned by the trusts for his children and the charitable trust Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are brothers, as well as co-partners (together with Mr. Ward for a portion thereof) in the partnerships that own 1,958,350 OP Units (shared voting and dispositive power).

See Note 14 for a description of certain OP Units pledged by such partnerships.

(3)	Consists of (i) 8,600 Shares owned directly (including 1,500 shares of restricted stock), 550 shares owned in an IRA for the benefit of Mr. Blank, and (ii) 12,000 Shares that Mr. Blank has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Blank.

(4)	Consists of: (i) 1,500 Shared owned directly (all shares of restricted stock), 5,000 Shares held in an IRA account for the benefit of Mr. Goldberg and 48,200 Shares owned by Mr. Goldberg’s wife; and (ii) 18,000 Shares that Mr. Goldberg has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Goldberg. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife. Substantially all Shares owned directly by Mr. Goldberg or owned by his wife are held in a margin account.

(5)	Consists of: (i) 31,275 Shares owned directly (including 1,500 shares of restricted stock) and 1,200 Shares owned by a trust for the benefit of Mr. Meister’s family members; and (ii) 11,000 Shares that Mr. Meister has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Meister. Mr. Meister disclaims beneficial ownership of the Shares owned by the trust.

(6)	Consists of: (i) 121,649 Shares owned directly (including 1,500 shares of restricted stock), 103,325 Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers); and (ii) 11,000 Shares that Mr. Pashcow has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Pashcow. Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust. Mr. Pashcow has pledged 208,349 Shares to JPMorgan Chase Bank, N.A. as collateral for a loan.

(7)	Consists of: (i) 23,700 Shares owned directly (including 1,500 shares of restricted stock), 1,300 Shares held in an IRA account for the benefit of Mr. Rosenfeld, 2,700 Shares owned by Mr. Rosenfeld’s wife and 900 Shares by his children; and (ii) 12,000 Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Rosenfeld. Mr. Rosenfeld disclaims beneficial ownership of the Shares owned by his wife and his children.

(8)	Consists of: (i) 1,500 Shares owned directly (all shares of restricted stock), (ii) 4,250 Shares owned by a trust for his grandchildren; (iii) 334 Shares owned by a trust for his children; (iv) 1,527,400 Shares that partnerships, of which Mr. Ward is a partner, have the right to acquire upon the exchange of 1,527,400 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement; (v) 14,250 Shares that Mr. Ward has the right to acquire upon the exchange of 14,250 OP Units owned individually pursuant to the Exchange Rights Agreement; and (vi) 4,000 Shares that Mr. Ward has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Ward. Does not include 32,472 Shares that Mr. Ward has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for information on similar arrangements made with named executive officers. Mr. Ward disclaims beneficial ownership of the Shares owned by the trust referred in (ii) and (iii) above. Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are Mr. Ward’s co-partners in the partnerships that own 1,527,400 OP Units (shared voting and dispositive power).

See Note 14 for a description of certain OP Units pledged by such partnerships.

(9)	Consists of (i) 15,720 Shares owned directly (including 9,548 shares of restricted stock), (ii) 2,075 shares owned by her spouse and (iii) 12,000 Shares that Ms. Clark has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Ms. Clark.

(10)	Consists of: (i) 21,194 Shares owned directly (including 14,890 shares of restricted stock, 1,235 shares of which will vest within 60 days of April 15, 2009); and (ii) 12,426 Shares that Mr. Litzler has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Litzler.

(11)	Consists of: (i) 34,007 Shares owned directly (including 29,702 shares of restricted stock); and (ii) 52,436 Shares that Mr. Smith has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Smith. Does not include 26,972 Shares that Mr. Smith has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

(12)	Consists of: (i) 19,356 Shares owned directly (including 17,596 shares of restricted stock); and (ii) 24,400 Shares that Mr. Zantello has the right to acquire within 60 days of April 15, 2009 pursuant to options granted to Mr. Zantello. Does not include 5,599 Shares that Mr. Zantello has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

(13)	Includes Trustees, nominees and executive officers as of April 15, 2009.

(14)	Based on the knowledge of the Trust without inquiry. Consists of 1,958,350 Shares that partnerships, of which Messrs. Joel Gershenson, Richard Gershenson and Bruce Gershenson are partners, have the right to acquire upon the exchange of 1,958,350 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement; and (iii) 13,590 Shares that each of such persons has the right to acquire upon the exchange of 13,590 OP Units owned individually pursuant to the Exchange Rights Agreement. Does not include 38,522 Shares that each such person has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for information on similar arrangements made with named executive officers. Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are brothers, as well as co-partners (together with Mr. Ward, for a portion thereof) in the partnerships that own 1,958,350 OP Units (shared voting and dispositive power).

In February 2009, Messrs. Joel Gershenson, Richard Gershenson and Bruce Gershenson pledged the following number of OP Units, owned either individually or in the applicable partnerships (but only with respect to OP Units in which they had a pecuniary interest), to The Huntington National Bank as collateral for respective lines of credit: Joel Gershenson, 120,000 OP Units pledged and 20,000 OP Units subject to a negative pledge; Richard Gershenson, 160,000 OP Units pledged and 20,000 OP Units subject to a negative pledge; and Bruce Gershenson, 160,000 OP Units pledged and 20,000 OP Units subject to a negative pledge.

(15)	Based on Schedule 13D/A (Amendment No. 3) filed with the SEC on April 21, 2009 by Equity One, Inc.

(16)	Based on Schedule 13D/A (Amendment No. 3) filed with the SEC on October 10, 2008 by (and with shared voting and dispositive power over the Shares listed in parenthesis) Inland American Real Estate Trust, Inc. (1,470,037 Shares), Inland Investment Advisors, Inc. (1,652,887 Shares), Inland Real Estate Investment Corporation (1,652,887 Shares), Inland Real Estate Corporation (5,000 Shares), The

Inland Group, Inc. (1,652,887 Shares), Inland Western Retail Real Estate Trust, Inc. (80,550 Shares), Eagle Financial Corp. (40,000 Shares), The Inland Real Estate Transactions Group, Inc. (40,000 Shares), Minto Builders (Florida), Inc. (53,000 Shares), Daniel L. Goodwin (1,652,887 Shares), Robert D. Parks (3,400 Shares) and Robert H. Baum (3,000 Shares).

(17)	Based on the Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, N.A. has sole voting power of 950,423 Shares and sole dispositive power of 1,060,784 Shares. Barclays Global Fund Advisors has sole voting and dispositive power of 403,664 Shares. Barclays Global Investors, Ltd has sole voting and dispositive power of 5,825 Shares. Barclays Global Investors Japan Limited has sole voting and dispositive power of 7,603 Shares. Each of Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG has no voting or dispositive power of Shares.

(18)	Based on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 17, 2009 by Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley. Morgan Stanley has sole voting power of 750,495 Shares and sole dispositive power of 1,440,410 Shares. Morgan Stanley Investment Management Inc. has sole voting power of 609,895 Shares and sole dispositive power of 1,005,445 Shares.

(19)	Based on the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 13, 2009. The Vanguard Group, Inc. has sole voting power of 29,532 Shares and has sole dispositive power of 1,378,355 Shares.

PROPOSAL 1 — ELECTION OF TRUSTEES

The Board of Trustees currently consists of seven Trustees serving three-year staggered terms. Two Class III Trustees are to be elected at the 2009 annual meeting to serve until the annual meeting of shareholders in 2012 or until such Trustee’s earlier resignation, retirement or other termination of service. The two nominees who receive the most votes cast at the annual meeting will be elected as Class III Trustees. The Board recommends that you vote FOR the re-election of the Class III Trustee nominees set forth below on the WHITE proxy card. The Board urges you not to sign or return any proxy card sent to you by Equity One or one of its affiliates.

Each of the nominees below has consented to serve a three-year term. If for any reason any of the nominees becomes unavailable for election, the Board may designate a substitute nominee. In such case, the persons named as proxies in the accompanying WHITE proxy card will vote for the Board’s substitute nominee.

Equity One has provided notice that it intends to nominate its own slate of two nominees for election as Trustees at the 2009 annual meeting and solicit proxies for its use at the annual meeting to vote in favor of its own slate in opposition to the Board’s nominees. The Board does not believe that election of the Equity One nominees to the Board is in the best interests of our shareholders. On March 25, 2009, the Trust announced that it is in the process of undertaking a review of financial and strategic alternatives to enhance shareholder value, and it has engaged Merrill Lynch & Co. to serve as its independent financial advisor. The Board believes this process is best served by the re-election of the Board’s nominees, who are highly qualified and have significant experience with the Trust’s business. On April 21, 2009, the Nominating and Governance Committee had a meeting with and considered Equity One’s two nominees. On April 23, 2009, a representative of the Trust contacted Equity One in an effort to avoid the cost and distraction of a contested Trustee election and to allow the Board to remain focused on its review of financial and strategic alternatives as well as its general oversight responsibilities of the Trust’s affairs. The Trust offered to enter into a settlement with Equity One, in which Equity One’s two nominees would be added to the Board, in addition to the Board’s two nominees, and the Board would be expanded to nine members. Equity One rejected the Trust’s proposal, indicating that it was unwilling to agree to any expansion of the Board, intended to oppose the Board’s nominees and desired other conditions to be satisfied. Given Equity One’s rejection of the Trust’s proposal, among other reasons, the Board continues to recommend the re-election of the Board’s nominees.

Trustees and Executive Officers

The table below sets forth information regarding the Trustee nominees, both of whom currently serve as Class III Trustees. The years of Trustee service include service for the Trust’s predecessors.

Trustee
Nominee	Age	Since	Nominee Background

Stephen R. Blank	63	1988	•	Lead Trustee of the Trust’s Board since June 2006.

			•	Senior Fellow, Finance at the Urban Land Institute since December 1998.

			•	Previously was Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co., Incorporated from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979.

			•	Also serves on the Board of Directors of MFA Mortgage Investments, Inc., a real estate investment trust, and Home Properties, Inc., an apartment real estate investment trust.

Joel M. Pashcow	66	1980	•	Managing Member of Nassau Capital LLC, a real estate and securities investment firm, since April 2006.

			•	Former Chairman of the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, from May 1996 to April 2006.

			•	Served as Chairman of the predecessor of the Trust from 1988 to May 1996.

The remaining Trustees, set forth below, are Class I Trustees (term expires in 2010) or Class II Trustees (term expires in 2011). The years of Trustee service include service for the Trust’s predecessors.

		Trustee
Trustee/Class	Age	Since	Trustee Background

Dennis E. Gershenson Class I	65	1996	•	Chairman of the Trust since June 2006. President and Chief Executive Officer and a Trustee of the Trust since May 1996.

			•	Previously served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged the financing of Ramco’s initial developments, expansions and acquisitions.

			•	Currently serves as a member of the Board of Directors of National Retail Properties, Inc., a member of the Board of Directors of Oakland Family Services and the Board of Trustees of Cranbrook Academy. Past Chairman of the Board of Directors of Hospice of Michigan and served on the Board of Directors of the Merrill Palmer Institute and the Board of Metropolitan Affairs Coalition. Has also served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC.”

Arthur H. Goldberg Class II	66	1988	•	Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm, since January 2002.

			•	Served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002.

			•	Served as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993.

			•	Serves on the Board of Directors of Avantair, Inc. and North Shore Acquisition Corp.

Robert A. Meister Class I	67	1996	•	Vice Chairman of Aon Group, Inc., an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation, since March 1991.

Mark K. Rosenfeld Class II	63	1996	•	Chairman and Chief Executive Officer of Wilherst Developers Inc., a real estate development firm, since July 1997.

			•	Served as Chairman of the Board (from 1993 to 1996) and Chief Executive Officer (from 1992 to 1996) of Jacobson Stores Inc., a retail fashion merchandiser, and served as a director and member of the Executive Committee of the Board of Directors of Jacobson.

Michael A. Ward Class I	66	2006	•	Private investor.

			•	Former Executive Vice President and Chief Operating Officer of the Trust from 1996 to 2005.

			•	Previously was Executive Vice President of Ramco-Gershenson, Inc. from 1966 to 1996.

The following persons are the other executive officers of the Trust. Executive officers serve at the pleasure of the Board.

Executive Officer	Age	Background

Richard J. Smith	58	•	Chief Financial Officer since May 1996 and Secretary since June 2005.

		•	Previously was Vice President of Financial Services of the Hahn Company from January 1996 to May 1996, and served as Chief Financial Officer and Treasurer of Glimcher Realty Trust, an owner, developer and manager of community shopping centers and regional and super regional malls, from 1993 to 1996.

		•	Controller and Director of Financial Services of The Taubman Company, an owner, developer and manager of regional malls, from 1978 to 1988.

		•	Certified Public Accountant in the Detroit office of Coopers and Lybrand from 1972-1978.

		•	Professional affiliations include American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, International Council of Shopping Centers and National Association of Real Estate Investment Trusts.

Frederick A. Zantello	65	•	Executive Vice President since June 2005. Has been employed with the Trust since April 1997, previously serving as Executive Vice President of Development and Senior Vice President and Executive Vice President of Asset Management, respectively.

		•	Previously was the Executive Vice President, Chief Operating Officer with Glimcher Realty Trust and Director of Real Estate with Federated Department Stores.

		•	A member of the International Council of Shopping Centers and has over 30 years of experience in the real estate industry.

Thomas W. Litzler	49	•	Executive Vice President — Development and New Business Initiatives since February 2006.

		•	Previously was Senior Vice President, Asset Manager for New Plan Excel Realty Trusts’ Midwest Region from 2003 to 2006, and was Vice President of Development for A&P’s Midwest region from 1994 to 2002.

		•	A member of the Michigan Committee for the International Council of Shopping Centers, and a member of the State Bar of Michigan.

Catherine J. Clark	50	•	Senior Vice President — Acquisitions since June 2005 and has been employed with the Trust since 1997 in various acquisition roles.

		•	Previously was a Vice President with Farmington Mortgage, a subsidiary of the Fourmidable Group, and Vice President with Amurcon Corporation, and has over 25 years of experience in the real estate industry.

Michael J. Sullivan	50	•	Senior Vice President — Asset Management since August 2005.

		•	Previously was Senior Vice President of Operations for Restaurant Associates’ Sports & Entertainment division, a subsidiary of Compass Group PLC.

		•	Holds a baccalaureate in International Relations from St Joseph’s University in Pennsylvania.

		•	Professional affiliations include International Council of Shopping Centers and National Association of Concessionaires.

The Board of Trustees

The Board has general oversight responsibility of the Trust’s affairs and the Trustees, in exercising their fiduciary duties, represent and act on behalf of the shareholders. Although the Board does not have responsibility for the Trust’s day-to-day management, it stays regularly informed about the Trust’s business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the Trust’s strategic and financial planning process, leadership development, as well as other functions carried out through the Board committees as described below.

The Board had intended to propose to shareholders that they approve an amendment to the Declaration of Trust to declassify the Board. The Board has determined that it is not currently in the best interests of the Trust and its shareholders to propose to declassify the Board at this time in light of the recent indications of interest from third parties regarding potential transactions, including from Equity One, Inc. (“Equity One”), the solicitation of proxies by Equity One to elect two nominees for Trustee proposed by such entity, and the Board’s determination to undertake a review of potential strategic and financial alternatives to enhance shareholder value. The Board intends to reconsider such a proposal in the future following completion of its exploration of financial and strategic alternatives.

Meetings.  During 2008, the Board consisted of seven Trustees and held eight meetings. Non-management Trustees hold regularly scheduled executive sessions in which non-management Trustees meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board of Trustees. Mr. Blank serves as Lead Trustee in accordance with the Trust’s Corporate Governance Guidelines and therefore presides at such executive sessions. In furtherance of his role, Mr. Blank attended two RiskMetrics’ accredited director education programs in 2008: the Annual Boardroom Summit and the Board Committee Peer Exchange, each in New York, New York. For information on how you can communicate with the Trust’s non-management Trustees, including the Lead Trustee, see “— Communicating with the Board.”

Trustees are expected to attend all Board and committee meetings, as well as the Trust’s annual meeting of shareholders. In 2008, all of the Trustees attended at least 75% of the aggregate of the meetings of the Board of Trustees and all committees of the Board on which they served. All of the Trustees attended the 2008 annual meeting of shareholders.

Trustee Independence.  The NYSE listing standards set forth objective requirements for a trustee to satisfy, at a minimum, in order to be determined independent by the Board. In addition, the NYSE listing standards require the Board to consider all relevant facts and circumstances, including the trustee’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. The Board has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Blank, Goldberg, Meister, Pashcow, Rosenfeld and Ward, and therefore a majority of the Trustees, are independent Trustees in accordance with the NYSE listing standards and the Trust’s Corporate Governance Guidelines. In particular, the Board considered the following matters:

•	The Board considered the transaction set forth in “Related Person Transactions” with respect to Mr. Pashcow and determined that such transaction did not impede his independence.

•	The Board considered Mr. Ward’s prior service to the Trust as an employee and officer, as well as the partnerships of which he and Mr. Dennis Gershenson are partners, among others, and which hold a significant amount of OP Units, and determined that such relationships did not impede his independence.

The Audit Committee, Compensation Committee, and Nominating and Governance Committee are composed entirely of independent Trustees. In addition, after considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee of the Board qualifies under the Audit Committee independence standards established by the SEC and NYSE.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees and each committee regularly reports on its activities to the Board. Each committee, except the Executive Committee, has regularly scheduled meetings. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available on the Trust’s website under “Investor Info —

Corporate Overview — Governance Documents” at www.rgpt.com. The table below sets forth the membership (in 2008 and as of the date hereof) and 2008 meeting information for the four standing committees of the Board:

Nominating
and
Name	Audit	Compensation	Governance	Executive

Dennis E. Gershenson	—	—	—	X
Stephen R. Blank	Chair	X	—	—
Arthur H. Goldberg	X	Chair	—	—
Robert A. Meister	—	X	X	—
Joel M. Pashcow	—	—	X	Chair
Mark K. Rosenfeld	X	—	Chair	—
Michael A. Ward	—	X(1)	X(1)	X
Meetings	11	4	2	—
Action by Unanimous Written Consent	—	—	—	10

(1)	Effective September 2008, concurrently with the Board’s determination of his independence in accordance with the NYSE listing standards.

Audit Committee.  The Trust has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm. See “Audit Committee Disclosure,” “Report of the Audit Committee” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee.

The Board has determined that Messrs. Blank, Rosenfeld and Goldberg are each financially literate and have the accounting or related financial management expertise in accordance with NYSE listing standards, and are each an audit committee financial expert as defined in the rules and regulations of the SEC. See “— Trustees and Executive Officers” for a description of their relevant business experience.

Compensation Committee.  The Compensation Committee administers the executive compensation program of the Trust. The Compensation Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, approving equity grants and otherwise administering share-based plans, and reviewing annually all compensation decisions relating to the Trust’s executive officers. See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee.

Role of Management.  Similar to prior years, in 2008 the Compensation Committee took significant direction from the recommendations of Mr. Gershenson with respect to the design and implementation of the Trust’s executive compensation program. See “Compensation Discussion and Analysis — Advisors Utilized in Compensation Determinations” for further information.

Role of Compensation Consultants.  The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. The Compensation Committee determined to re-engage Mercer (US) Inc. (“Mercer”) as its compensation consultant for 2008 with respect to executive compensation program generally. Mercer provides additional compensation-related services to the Trust, primarily related to financial reporting for the expense associated with the long-term incentive grants.

The Compensation Committee works with management to determine Mercer’s responsibilities and direct its work product, but the Compensation Committee is responsible for the formal approval of the annual work plan. With respect to the 2008 executive compensation program, the Compensation Committee engaged Mercer to provide the following services: (A) discuss best-practices and market trends in compensation; (B) assess the Trust’s competitive position regarding compensation of Messrs. Gershenson and Smith (provided in December 2007 regarding 2008 compensation levels); and (C) assist in revising the long-term incentive program to ensure external competitiveness and appropriate alignment of pay and performance.

In addition to the foregoing, the Trust has engaged FPL Associates Compensation (“FPL”) to assist Mr. Gershenson in providing his recommendations to the Compensation Committee with respect to the named executive officers other than Messrs. Gershenson and Smith. Mr. Gershenson directs FPL’s work product, which for the 2008 compensation program consisted of an assessment of the Trust’s competitive positioning regarding the compensation of the named executive officers other than Messrs. Gershenson and Smith. The Compensation Committee is provided with the FPL market data when assessing Mr. Gershenson’s compensation recommendations for the applicable named executive officers.

Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for identifying and nominating individuals qualified to serve as Board members, recommending Trustees for each Board committee and overseeing the Trust’s Corporate Governance Guidelines and related corporate governance issues. The Nominating and Governance Committee also is responsible for the Trust’s Code of Business Conduct and Ethics and considers any requests for waivers from such code. See the Nominating and Governance Committee’s charter for additional information on its responsibilities and activities.

Generally, the Nominating and Governance Committee will re-nominate incumbent Trustees who continue to satisfy its criteria for members on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board. If a vacancy on the Board occurs, the Nominating and Governance Committee will review the experience, mix of skills and background, independence and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Trust and Board.

The Nominating and Governance Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Trust’s Board and management. The Nominating and Governance Committee does not solicit Trustee nominations, but will consider nominee recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are timely made and otherwise in accordance with the Trust’s Bylaws and applicable law. Such recommendations will be evaluated against the same criteria used to evaluate other nominees.

Shareholder recommendations for nominees to be considered by the Nominating and Governance Committee should be submitted to the Chairman of the Nominating and Governance Committee at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. See “Additional Information — Shareholder Proposals at 2010 Annual Meeting” for information on making shareholder nominations at the annual meeting.

Executive Committee.  The Executive Committee is permitted to exercise all of the powers and authority of the Board, except as limited by applicable law and by the Trust’s Bylaws.

Trustee Compensation

The Nominating and Governance Committee annually reviews Trustee compensation and makes recommendations to the Board, the body responsible for approving Trustee compensation, as appropriate. The Nominating and Governance Committee has not engaged a compensation consultant with respect to the Trustee compensation program. The Nominating and Governance Committee and Board believe that Trustees should receive a mix of cash and equity. Compensation paid to the non-employee Trustees is intended to provide incentives to such persons to continue to serve on the Board of Trustees, to further align the interests of the Board and shareholders and to attract new Trustees with outstanding qualifications. Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board or any committees thereof; therefore, Mr. Gershenson is excluded from the Trustee compensation table below.

Stock Ownership Guidelines.  Effective September 2008, the Committee approved stock ownership guidelines for the trustees. The guidelines require such persons to hold a number of Shares equal to three times the then current annual stock grant denominated in Shares for all trustees. Trustees have a five-year period to comply with the guidelines, with the initial compliance deadline being September 2013. The Committee will review the minimum equity holding level and other market trends and practices on a periodic basis. The Compensation Committee has confirmed that all trustees currently satisfy the guidelines or are making significant progress toward the guidelines.

2008 Compensation Program.  The Board approved the following changes in 2007 with respect to the non-employee Trustee compensation program effective beginning in 2008: (1) an annual grant of 2,000 shares of restricted stock on June 30th, vesting pro rata over three years, under the Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees (approved by shareholders at the 2008 annual meeting), which replaced the annual grant of 2,000 stock options and quarterly grant of 250 Shares (although such quarterly grants were made in the first two quarters of 2008, and therefore, the non-employee Trustees only received 1,500 shares of restricted stock on June 30, 2008), and (2) non-employee Trustees on the Executive Committee receive an additional annual cash retainer of $2,500. With respect to the two quarterly equity grants in 2008, the Board approved the payment of cash to Mr. Ward in lieu of the quarterly equity retainer due to his substantial ownership of securities that are exchangeable for Shares.

Cash Retainer.  In 2008, each non-employee Trustee earned $3,750 each quarter (paid in advance). In addition, the chair of the Audit Committee earned an additional annual retainer fee of $10,000 and the other members of the Audit Committee earned an additional annual retainer of $5,000. Further, the Lead Trustee (Mr. Blank) earned an additional $6,250 each quarter (paid in advance). Additionally, non-employee Executive Committee members receive an additional annual cash retainer of $2,500.

Equity Retainer.  In 2008, each non-employee Trustee was granted (i) 250 Shares in each of the first two quarters (paid in advance), although as noted above Mr. Ward received cash in lieu thereof, and (ii) 1,500 shares of restricted stock under the Trust’s 2008 Restricted Share Plan for Non-Employee Trustees on June 30, 2008.

Meeting Fees.  In 2008, each non-employee Trustee received $1,500 per meeting attended in person or $500 per meeting attended via telephone.

Required Attendance.  Additional retainer fees paid to each Audit and Executive Committee member are conditioned upon attendance by such Trustee at 75% or more of the meetings of the Audit and Executive Committee, respectively.

Other.  The Trust reimburses all Trustees for expenses incurred in attending meetings or performing their duties as Trustees. The Trust does not provide any perquisites to Trustees.

2008 Trustee Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards			Total
Name	($)(1)	($)(2)	($)(3)	Other		($)

Stephen R. Blank	$57,000	$20,110	$2,373	$—		$79,483
Arthur H. Goldberg	28,000	20,110	2,373	—		50,483
Robert A. Meister	23,000	20,110	2,373	—		45,483
Joel M. Pashcow	25,500	20,110	2,373	—		47,983
Mark K. Rosenfeld	28,000	20,110	2,373	—		50,483
Michael A. Ward	36,196	9,414	2,373	20,740	(4)	68,723

Total	$197,696	$109,964	$14,238	$20,740		$342,638

(1)	Represents cash retainer and meeting fees. In addition, for Mr. Ward, includes $10,696 received in lieu of 500 Shares in the first two quarters of 2008.

(2)	Represents (i) grant of 250 Shares to each Trustee on January 2 and April 1, 2008, respectively (excluding Mr. Ward), and (ii) grant of 1,500 shares of restricted stock on June 30, 2008. The amounts in the table reflect the expense recognized for financial statement reporting purposes in 2008 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded). The Shares granted are purchased in the open market and therefore the grant date fair value represents the average purchase price plus commissions. The restricted shares granted were newly issued shares and therefore the grant date fair value represents the closing price of the Trust’s Shares on the NYSE on such grant date. The grant date fair value of each Share or restricted share granted in 2008 is as follows: January 2, $21.21; April 1, $21.57; and June 30, $20.54.

The quarterly Share awards are fully vested upon issuance; therefore, the expense reported for financial statement reporting purposes equals the grant-date fair value in accordance with FAS 123(R).

The restricted shares vest in three equal installments beginning on the first anniversary of the grant date. FAS 123(R) amortization expense begins in the third quarter of the grant year and is computed on a quarterly basis.

(3)	All awards in this column relate to stock options granted under the Trust’s 2003 Non-Employee Trustee Stock Option Plan. The amounts reported reflect the expense recognized for financial statement reporting purposes in 2008 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore include amounts from awards granted prior to

2008. Valuation assumptions used in determining these amounts are included in footnote 16 of the Trust’s audited financial statements included in the Form 10-K for the year ended December 31, 2007.

The stock options vest in two equal installments and the amortization periods for such installments are 12 and 24 months, respectively. The amortization period begins in January for each award date. The grant-date fair value is calculated in accordance with FAS 123(R). The fair value of each stock option is calculated using the Black-Scholes model, using assumptions included in footnote 16 of the Trust’s audited financial statements included in the 2007 10-K. Each stock option granted in June 2007 had a grant-date fair value of $4.75.

As of December 31, 2008, each Trustee had the following number of stock options outstanding: Stephen R. Blank, 12,000; Arthur H. Goldberg, 18,000; Robert A. Meister, 11,000; Joel M. Pashcow, 11,000; Mark K. Rosenfeld, 12,000; and Michael A. Ward, 4,000.

(4)	Consists of full payment of health care premiums pursuant to the post-termination provisions of an employment agreement with the Trust.

Changes for 2009 Compensation Program.  In 2008, the Board approved the Ramco-Gershenson Properties Trust Deferred Fee Plan for Trustees, a Trustee may elect to defer fees earned for services provided during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred fee agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. A Trustee may elect to credit any cash fees to a stock account or a cash account. Stock fees deferred may only be credited to the stock account. Shares in the stock account will receive distributions, which at the Trustee’s election will either be paid in cash or will be reinvested in Shares. Cash in the cash account will accrue interest at JP Morgan Chase’s prime rate. A Trustee may modify or revoke his or her existing fee deferral election only on a prospective basis, and only for fees to be earned in a subsequent calendar year, and only if the Trustee executes a new deferred fee agreement or revokes his or her existing deferred fee agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The Trustee must elect the end of the deferral period at the time of such election and, except for a few circumstances, no Trustee shall have any right to make any early withdrawals from the Trustee’s deferred fee accounts.

Corporate Governance

The Board and management are committed to responsible corporate governance to ensure that the Trust is managed for the benefit of its shareholders. To that end, the Board and management periodically review and update its corporate governance policies and practices as appropriate or required by applicable law, the NYSE listing standards or SEC regulations.

The Trust has adopted a Code of Business Conduct and Ethics which sets forth basic principles to guide the conduct of Trustees and the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. The code covers numerous topics including illegal or unethical behavior, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. A copy of the Trust’s Code of Business Conduct and Ethics is available on the Trust’s website under “Investor Info — Corporate Overview — Governance Documents” at www.rgpt.com. Any waiver that relates to the Trustees or certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website. See “Related Person Transactions” for additional information regarding policies and procedures specifically addressing related person transactions.

The Trust has also adopted Corporate Governance Guidelines, which address, among other things, a Trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board. A copy of the Trust’s Corporate Governance Guidelines is available on the Trust’s website under “Investor Info — Corporate Overview — Governance Documents” at www.rgpt.com.

The Trust is required to comply with the NYSE listing standards applicable to corporate governance and on June 30, 2008, the Trust timely submitted the NYSE’s Annual CEO Certification pursuant to Section 303A.12 of the NYSE’s listing standards, whereby Mr. Dennis Gershenson certified that he is not aware of any violation by the Trust of the NYSE’s corporate governance listing standards as of the date of the certification. In addition, the Trust has filed with the SEC, as exhibits to its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008, respectively, and its Annual Report on Form 10-K for the year ended December 31, 2008, certifications by the Trust’s CEO and CFO in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

A copy of the Trust’s committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices:

Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

Communicating with the Board

Any shareholder or interested party who desires to communicate with the Board or any specific Trustee(s) may write to the Board at the following address: Board of Trustees (or Lead Trustee), c/o Secretary, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. All communications received by the Trust’s Secretary which are addressed to the Board of Trustees will be forwarded directly to the members of the Board.

Shareholders, Trust employees, officers, Trustees or any other interested persons who have concerns or complaints regarding accounting or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chairman of the Audit Committee (or any Trustee who is a member of the Audit Committee). Such admissions will be treated confidentially.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (referred to as the “Committee” in this section), composed entirely of independent Trustees, administers the executive compensation program of the Trust. The Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based compensation plans, and reviewing and approving annually all compensation decisions relating to the Trust’s executive officers, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers named in the “Summary Compensation Table” (the “named executive officers”). This section of the proxy statement explains how the Trust’s compensation programs are designed and operated in practice with respect to the named executive officers.

Executive Summary

Compensation Program and Philosophy

The Trust’s compensation program for named executive officers is designed to:

•	establish and reinforce the Trust’s pay-for-performance philosophy;

•	motivate and reward the achievement of specific annual and long-term financial and strategic goals of the Trust;

•	attract, retain and motivate key executives critical to the Trust’s operations and strategies; and

•	be competitive relative to peer companies.

In furtherance of the foregoing, the Trust’s compensation program for named executive officers generally consists of base salary, an annual bonus, long-term incentive compensation and certain other benefits. The Trust also provides certain deferred compensation and severance arrangements, although the Trust does not maintain any defined benefit pension plans or defined benefit SERPs for such persons. The following table sets forth how each element of compensation in the 2008 executive compensation program is intended to satisfy one or more of the Trust’s compensation objectives, as well as key features of the compensation elements that address such objectives.

Element of Compensation	Compensation Objectives		Key Features

Base Salary	•	Provide a minimum, fixed level of cash compensation	•	Changes based on an evaluation of the individual’s experience, current performance, potential for advancement, internal pay equity and comparison to peer groups
	•	Primary factor in retaining and attracting key employees in a competitive marketplace
	•	Preserve an employee’s commitment during downturns in the general economy, the REIT industry and/or equity markets

Annual Bonus Program	•	Incentive for the achievement of short-term Trust performance (Messrs. Gershenson and Smith) or corporate, department and individual goals (for other named executive officers)	•	Significant portion of bonuses paid in restricted stock (Messrs. Gershenson and Smith — 66 2/3% in 2008; other named executive officers — 25% in 2008)
	•	Assist in retaining, attracting and motivating employees in the near term	•	Messrs. Gershenson and Smith receive discretionary bonuses. Other named executive officers eligible to earn 0% to 60% of base salary
	•	Increase alignment with shareholders and preserve cash	•	Special discretionary grants paid 100% in restricted stock
			•	Restricted stock is service-based and vests in two equal installments beginning on first anniversary of grant date

Element of Compensation	Compensation Objectives		Key Features

Long-Term Share-Based Incentive Awards	•	Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value	•	Stock Ownership Guidelines — reinforce focus on long-term fundamentals
	•	Incentive for the achievement of three-year performance goals
	•	Assist in maintaining a stable, continuous management team in a competitive market

Service-Based Restricted Stock	•	Maintain shareholder-management alignment	•	50% of long-term incentive compensation award
	•	Provide a link to actual share price movements, while also assisting in retention	•	Vests in five equal installments on anniversary of grant date

Performance-Based Restricted Stock	•	Increased shareholder-management alignment	•	50% of long-term incentive compensation award
	•	Provides potential for greater reward, with compensation that is also at risk	•	Earned over three-year period based on diluted FFO per share growth. Can earn 0% to 150% of target based on performance
			•	As of Compensation Committee approval of satisfaction of performance measure, 50% granted immediately in Shares, and 50% granted as service-based restricted stock with vesting on first anniversary of the Share grant date

Perquisites and Other Benefits	•	Assist in retaining and attracting employees in competitive marketplace, with indirect benefit to Trust	•	May include health care premiums, life insurance premiums, matching contributions in 401(k) plan, holiday cards, housing allowance and mileage reimbursement

Change of control policy or arrangements	•	Ensure continued dedication of employees in case of personal uncertainties or risk of job loss	•	Double trigger (change of control and actual or constructive termination of employment) required for benefits
	•	Ensure compensation and benefits expectations are satisfied	•	All of executive officers participate in such policy
	•	Retain and attract employees in a competitive market	•	For Mr. Gershenson, full tax-gross up

Employment agreements	•	Retain and attract employees in a competitive market	•	Mr. Gershenson has employment agreement
	•	Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

Determining Compensation for Named Executive Officers

The Committee recognizes that a compensation program must be flexible to address all of its objectives. Therefore, the Trust uses market data as a guideline, and also considers Trust performance, individual performance reviews, hiring and retention needs and other market pressures in finalizing its compensation determinations.

The named executive officers will earn target compensation only to the extent target performance measures are achieved. To the extent target performance measures are not achieved or are exceeded, the named executive officers generally will earn compensation below or above the target compensation, respectively. Notwithstanding the foregoing, the Committee retains the discretion to revise compensation for extraordinary circumstances or individual performance differences, to give discretionary bonuses or long-term grants and to provide other compensation. In particular, the Committee utilized such discretion for the 2008 compensation program to provide an additional restricted stock grant to the named executive officers as part of the 2008 bonus program.

The Committee customarily takes significant direction from the recommendations of Mr. Gershenson (which include market data from FPL) and the market data provided by Mercer to determine the amount and form of compensation utilized in the executive compensation program. See “— Advisors Utilized in Compensation Determinations” below.

2008 Compensation Summary for Named Executive Officers

Revision to Long-Term Incentive Program.  From 2004 to 2007, the Long-Term Incentive Program (the “LTI Program”) consisted of a long-term incentive dollar target that was divided into three components: stock option grants, cash target awards and performance-based restricted stock target awards (generally 25%, 25% and 50%, respectively, of the long-term incentive dollar target). In March 2008, the Committee determined to substantially revise the LTI Program primarily to reduce its complexity and thereby improve its effectiveness. Beginning in 2008, the LTI Program consists of service-based restricted stock and performance-based restricted stock. In 2008, the Committee determined that service-based restricted stock grants and performance-based restricted stock grants each would correspond to 50% of the long-term incentive dollar target. See “— 2008 Compensation Components for Named Executive Officers — Long-Term Incentive Compensation” for further information regarding the revised LTI program.

2008 Target Compensation.  Base salaries of named executive officers were increased by 3% to 5% from 2007. Messrs Gershenson and Smith remained subject to discretionary bonuses, while the target bonuses (as a percentage of base salary) of the other named executive officers remained the same as 2007. The long-term dollar incentive target (as a percentage of base salary) also remained the same as 2007, although the LTI program changed as noted above.

Advisors Utilized in Compensation Determinations

Management and Other Employees.  The Committee takes significant direction from the recommendations of Mr. Gershenson regarding the design and implementation of the executive compensation program because he has significant involvement in and knowledge of the Trust’s business goals, strategies and performance, the overall effectiveness of the executive officers and each person’s individual contribution to the Trust’s performance. For each named executive officer, the Committee is provided a compensation recommendation as well as information regarding historical earned compensation, the individual’s experience, current performance, potential for advancement and other subjective factors. Mr. Gershenson also provides recommendations for the performance metrics to be utilized in the incentive compensation programs, the appropriate performance targets and an analysis of whether such performance targets have been achieved (including recommended adjustments). The Committee retains the discretion to modify the recommendations of Mr. Gershenson and reviews such recommendations for their reasonableness based on the Trust’s compensation philosophy and related considerations.

Generally, the Committee sets the meeting dates and agendas for Committee meetings and Mr. Gershenson is invited to attend many of such meetings. The Committee also meets regularly in executive session outside the presence of management to discuss compensation issues generally, as well as to review the performance of and determine the compensation of Mr. Gershenson. The Trust’s legal advisors, human resources department and corporate accounting department support the Committee in its work in developing and administering the compensation plans and programs.

Third-Party Consultants.  The Committee customarily utilizes a compensation consultant to assist in the development and implementation of its executive compensation program, and to assess the Trust’s competitive position regarding the compensation of Messrs. Gershenson and Smith. The Committee engaged Mercer to provide the foregoing services for the 2008 compensation program. In addition to the foregoing, the Trust engaged FPL to provide market data for the other named executive officers to assist Mr. Gershenson in providing his recommendations to the Committee. See “Proposal 1 — Election of Trustees — Committees of the Board — Compensation Committee — Role of Compensation Consultant” for information regarding fees and services provided by Mercer and FPL.

Benchmarking.  The Committee and Mr. Gershenson use market data as an important guideline in establishing target compensation, with the objective of having various compensation elements at or slightly above the market median. For purposes of the 2008 compensation program, the Committee obtained market data from Mercer regarding Messrs. Gershenson and Smith in December 2007, while Mr. Gershenson obtained market data for the other named executive officers from FPL. The Committee anticipates obtaining similar market surveys every few years, as appropriate, to ensure the Committee is properly reflecting market conditions. Mercer and FPL each compiled data for one comparator group based upon compensation set forth in 2007 proxy statements and therefore generally reflected 2006 compensation data.

Mercer utilized one comparator group, set forth below, consisting of size-based peers whose properties are primarily shopping centers. FPL utilized the same comparator group, except they excluded Kite Realty Group Trust.

• Agree Realty Corporation	• Kite Realty Group Trust
• Amreit	• Regency Centers Corporation
• Cedar Shopping Centers, Inc.	• Saul Centers, Inc.
• Equity One, Inc.	• Tanger Factory Outlet Centers, Inc.
• Federal Realty Investment Trust	• Urstadt Biddle Properties Inc.
• Glimcher Realty Trust	• Weingarten Realty Investors
• Inland Real Estate Corporation

Mercer matched Messrs. Gershenson and Smith to other chief executive officers and chief financial officers, respectively, and FPL matched the other named executive officers by position titles and responsibilities. Mercer also analyzed the Trust’s historical financial performance relative to the comparator group (based on revenues, FFO, EPS, total shareholder return and return on average assets, and related growth in such metrics) in order to assist the establishment of performance targets for the annual bonus program and LTI program.

Mercer indicated that Mr. Gershenson’s base salary and annual and long-term incentives were below the market median. In addition, Mr. Smith’s base salary was competitive, while annual incentives were below market and long-term incentives were above market. Mercer also recommended diversifying long-term incentive vehicles, including replacing stock options with service-based restricted stock because full shares would provide better alignment with shareholders, including in down markets.

2008 Compensation Components for Named Executive Officers

In 2008, the principal components of compensation for the named executive officers were base salary, an annual bonus (including discretionary awards), long-term incentive awards, perquisites, contributions to defined contribution plans and customary benefits provided to all salaried employees. The Trust also provides certain named executive officers with deferred compensation arrangements. Further, Mr. Gershenson has an employment agreement with the Trust (which includes specified severance benefits), while all named executive officers are beneficiaries of the Trust’s change in control policy adopted in July 2007. The Trust does not maintain any defined benefit pension plans or defined benefit SERPs for its named executive officers.

Base Salary

The base salaries of named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Annual merit increases are generally effective January 1st of the applicable year.

Historically, the Committee relies primarily on peer group analyses in determining annual salary increases while also considering the Trust’s overall performance. Mr. Gershenson may also consider the individual’s experience, current performance and potential for advancement in determining his recommendations. Mr. Gershenson’s recommendation as to Mr. Smith’s base salary is guided by the peer group analyses to a greater extent than for the other named executives officers due to the existence of more reliable peer data regarding chief financial officers.

In 2008, the Committee approved a base salary increase of 4% for Mr. Gershenson. Market data suggested that Mr. Gershenson was under market, but he declined a significant increase. In addition, principally based on Mr. Gershenson’s recommendation (which the Committee determined was reasonable), the Committee approved an increase of 3% to 5% for the other named executive officers.

The following table sets forth the base salaries approved for the named executive officers in 2007 and 2008:

	2007	2008
Name	Base Salary	Base Salary	% Increase

Dennis E. Gershenson	$447,750 (1)	$465,660	4%
Richard J. Smith	311,060	323,502	4%
Thomas W. Litzler	302,444	317,566	5%
Frederick A. Zantello	298,605	307,563	3%
Catherine J. Clark	230,360	241,878	5%

(1)	Mr. Gershenson’s base salary was increased from $437,750 to $447,750, effective August 1, 2007, pursuant to his new employment agreement.

Annual Bonus

Historically, the annual bonus has been paid in cash. In 2007, the Committee determined to issue restricted stock, with vesting in equal installments over two years, in lieu of all or a portion of the cash bonuses otherwise payable to named executive officers. The Committee has expressed its intention to continue this practice through at least the bonus relating to the 2009 executive compensation program. Messrs. Gershenson and Smith have received (and will receive) the following portion of their bonuses paid in restricted stock during such periods: 100% for 2007 bonus; 66 2/3% for 2008 bonus; and 25% for 2009 bonus. The other named executive officers have received (and will receive) 25% of their bonuses in the form of restricted stock during such periods. As described further below, the Committee also approved a discretionary grant of restricted stock as part of the 2008 bonus program.

The shares of restricted stock granted in respect of 2008 bonuses were calculated based upon the allocable cash value divided by $5.48, the closing price of the Shares on March 4, 2009. The shares were granted on March 4, 2009 and therefore will be reflected in 2009 in the “Summary Compensation Table” and “Grants of Plan-Based Awards in 2009” table in next year’s proxy statement. The portion of the bonuses paid in cash is reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”

Set forth below are the annual bonuses of the named executive officers in 2007 and 2008 (based on the aggregate cash value approved by the Committee).

		2008 Annual Bonus(1)
		Bonus Program	Discretionary Grant
Name	2007 Bonus	(Cash Value)	(Cash Value)	Total

Dennis E. Gershenson	$485,000	$242,501	$132,890	$375,391
Richard J. Smith	180,000	90,000	49,320	139,320
Thomas W. Litzler	115,000	54,000	29,592	83,592
Frederick A. Zantello	90,000	45,000	57,540	102,540
Catherine J. Clark	78,000	39,000	21,372	60,372

(1)	The cash value of restricted stock means the aggregate grant date fair value of the restricted stock grants on March 4, 2009, which equals $5.48 (the closing price on the grant date, March 4, 2009) multiplied by the number of shares of restricted stock granted.

Set forth below are the various payouts of the bonus program and discretionary restricted stock grant relating to the annual bonus in 2008.

	2008 Bonus Program		Discretionary Grant
		Restricted Shares	Restricted Shares
Name	Paid in Cash	Granted	Granted

Dennis E. Gershenson	$80,850	29,498	24,250
Richard J. Smith	30,006	10,948	9,000
Thomas W. Litzler	40,500	2,464	5,400
Frederick A. Zantello	33,750	2,053	10,500
Catherine J. Clark	29,250	1,779	3,900

Mr. Gershenson and Mr. Smith.  The annual bonuses for Mr. Gershenson and Mr. Smith are primarily determined using the peer group analyses and a review of the Trust’s overall performance, although Mr. Gershenson is guaranteed an annual bonus of at least $350,000 in accordance with his employment agreement. Mr. Gershenson’s bonus decreased 22.6% primarily due to market conditions and Trust performance, although it was 7.3% above the minimum bonus set forth in his employment agreement due to his overall cash compensation being significantly below market. Mr. Smith’s bonus decreased by 22.6% due to market conditions and Trust performance.

Other Named Executive Officers.  The annual cash bonus program for other named executive officers and certain other employees of the Trust was established with the assistance of Mercer in 2004 and is based upon the achievement of corporate, department and individual goals. In the fourth quarter preceding the applicable year, in connection with the Trust’s budget forecasting process and primarily based upon the recommendations of Mr. Gershenson, the Committee and the Board review and approve corporate financial goals for the applicable year. Other corporate goals, including strategic and other measures, are generally determined in the discretion of Mr. Gershenson, in consultation with the Trust’s senior management. Based upon such corporate performance goals, the other named executive officers establish department and individual goals for themselves that are tailored to achieving the corporate goals; these goals are reviewed by Mr. Gershenson to ensure that they are reasonable.

Preliminary amounts payable under the program are determined in accordance with a pre-established formula: the corporate, department and individual goals represent 30%, 50% and 20% of the estimated bonus, while the satisfaction of the threshold, target and maximum performance measures for such goals equate to payouts of 20%, 40% and 60% of base salary, respectively. For example, if an eligible employee satisfies the threshold amount of the corporate goal, such person would receive a preliminary bonus of 6% of base salary for such component (corporate weighting (30%) multiplied by threshold payout (20%)); the preliminary bonus is the aggregate amount of the three underlying components. In calculating the preliminary bonus amounts, the Committee does not prorate the amounts between the threshold, target and maximum. However, the Committee retains discretion to amend the preliminary amounts based upon unusual events.

Upon the completion of the applicable year, Mr. Gershenson recommends bonuses to the Committee based upon the foregoing. In March 2009, the Committee approved the 2008 bonuses for the other named executive officers principally based on Mr. Gershenson’s recommendations as to the satisfaction of the applicable corporate, department and individual goals for each person, less 50% due to market conditions, which the Committee determined were reasonable.

Special Grant of Restricted Stock.  In March 2009, the Committee also approved a special grant of restricted stock to the named executive officers and certain other employees as part of the 2008 bonus program. The Committee determined to make such grant for the following reasons: (1) in light of its determination to suspend the long-term incentive program for the 2009 compensation program, it was important to provide additional equity ownership and incentives for management; (2) for retention and incentive purposes, given the steep decline of the Trust’s stock price in recent months, which was significantly impacted by global macroeconomic events, and the resulting impact on the value of outstanding equity awards held by the named executive officers. The dollar value of the special grants made to each named executive officer was generally equal to 54.8% of the amount paid to such person under the 2008 annual bonus program. However, Mr. Zantello received a grant equal to 127.9% of his 2008 annual bonus, which was higher than average because it was determined as part of a rebalancing of his 2009 compensation components based on benchmarking data.

Long-Term Incentive Compensation

In 2003, Mercer assisted the Committee in designing the LTI Program to supplement its historical practice of granting stock options. In the first quarter of the applicable year, the Committee approves a long-term incentive dollar target for each named executive officer based upon a percentage of base salary, with such target principally based on market data (approximately the median of the peer group(s)) and the recommendation from Mr. Gershenson. In 2008, the Committee approved long-term incentive targets of 75% to 120% of base salary for the named executive officers, which generally is consistent with the historical LTI Program.

Set forth below is the long-term incentive dollar target of the named executive officers in 2007 and 2008 (based on the aggregate cash value approved by the Committee).

	2007	% of 2007	2008	% of 2008
Name	LTI Target	Base Salary	LTI Target	Base Salary

Dennis E. Gershenson	$525,300	120%	$558,792	120%
Richard J. Smith	283,065	91	291,152	90
Thomas W. Litzler	272,200	90	285,809	90
Frederick A. Zantello	268,745	90	230,672	75
Catherine J. Clark	172,770	75	181,409	75

2008 Awards.  From 2004 to 2007, the Long-Term Incentive Program (the “LTI Program”) consisted of a long-term incentive dollar target that was divided into three components: stock option grants, cash target awards and performance-based restricted stock target awards. In March 2008, the Committee determined to substantially revise the LTI Program primarily to reduce its complexity and thereby improve its effectiveness. Beginning in 2008, the LTI Program consists of service-based restricted stock and performance-based restricted stock. In 2008, the Committee determined that service-based restricted stock grants and performance-based restricted stock grants each would correspond to 50% of the long-term incentive dollar target.

The service-based restricted stock grant equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date, and such grant vests in five equal installments beginning on the first anniversary of the grant date.

The performance-based restricted stock target award equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date. The performance-based restricted stock grant operates in similar fashion to the restricted stock awards under the prior LTI Program. Specifically, the performance-based restricted stock is earned based on the achievement of specific performance measures over a period of three calendar years (with such measures established by the Committee at the beginning of the three-year period). For 2008 awards, the sole performance measure is growth in diluted funds from operations (FFO) per share. The Committee has discretion to adjust the performance measures during the performance period for unusual or nonrecurring events affecting the Trust or its financial statements or changes in applicable laws, regulations or accounting principles. Upon completion of the performance period, the Committee will compare actual performance against the target performance levels. The satisfaction of the threshold, target and maximum performance measures results in grants of restricted stock of 50%, 100% and 150% (with pro-ration), respectively, of the target award. Generally, the Committee approves minimum, target and maximum performance levels such that the relative difficulty of achieving such measures is consistent from year to year. No performance-based long-term incentive awards were earned for awards covering the 2005 to 2007 and 2006 to 2008 performance periods. Upon the Committee’s confirmation of the satisfaction of the applicable performance measures, generally at the first Committee meeting following the end of the performance period, 50% of the award will be paid in Shares (with one Share issued for each share of performance-based restricted stock), and 50% of the award will be paid in restricted stock (with one share of restricted stock for each share of performance-based restricted stock, and vesting on the first anniversary of the grant date).

2006 Awards.  Under the prior long-term incentive program, with respect to the awards granted for the 2006 to 2008 performance period, none of the performance measures were satisfied as of December 31, 2008 and therefore no cash payouts or restricted stock grants were made with respect to the 2006 awards.

Stock Ownership Guidelines.  Effective September 2008, the Committee approved stock ownership guidelines for the executive officers. The guidelines require such persons to hold a number of Shares equal to a multiple of their then current base salary; Mr. Gershenson’s multiple is five and all other executive officers’ multiple is three. Covered employees have a five-year period to comply with the guidelines, with the initial compliance deadline being September 2013. The Committee will review the minimum equity holding level and other market trends and practices on a periodic basis. The Compensation Committee has confirmed that all employees currently satisfy the guidelines or are making significant progress toward the guidelines.

Perquisites and Other Personal Benefits

The Trust historically provides named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to enable the Trust to attract and retain employees for key positions. Mr. Gershenson periodically reviews existing perquisites and other personal benefits provided to named executive officers and recommends material changes, if any, to the Committee for approval. See the “Summary Compensation Table” for a description of certain perquisites provided to named executive officers in 2008.

Deferred Stock

Messrs. Gershenson, Smith and Zantello are party to deferral agreements with the Trust whereby they irrevocably committed to defer the gain on the exercise of specified stock options. In December 2008, Mr. Zantello and Mr. Smith extended the deferral period of certain deferred gains from 2009 to 2011 and 2012, respectively, as permitted by the original deferral agreements. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

Contingent Compensation

The Trust has an employment agreement with Mr. Gershenson which provides for specified severance benefits, including a termination upon a change of control. Mr. Gershenson’s agreement includes a full tax gross-up regarding change of control payments.

In addition, effective July 10, 2007, the Trust established a Change of Control policy for the benefit of the executive officers of the Trust. The policy provides for payments of specified amounts if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control, but does not include a tax gross-up. The Trust believes this policy would be instrumental in the success of the Trust in the event of any future hostile takeover bid and will ensure the continued dedication of employees, notwithstanding the possibility, threat or occurrence of a change of control. Further, it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened change of control, and to provide such employees with compensation and benefits upon a change of control that ensure that such employees’ compensation and benefits expectations are satisfied. Finally, many competitors have change of control arrangements with named executive officers and such policy ensures the Trust will be competitive in its compensation program. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control” for further information.

Customary Benefits

The Trust also provides customary benefits such as medical, dental and life insurance and disability coverage, as well as vacation and paid holidays, to each named executive officer, which is generally provided to all other eligible employees.

Changes for 2009 Compensation Program for Named Executive Officers

Long-Term Incentive Compensation Program.  In light of the global economic and financial crisis, and the resulting impact on the operations and liquidity of the Trust and difficulty in forecasting operating performance for 2009 and thereafter, the Committee has determined to suspend the long-term incentive compensation program for 2009. Therefore, no long-term performance target awards were made in March 2009.

Ramco-Gershenson Properties Trust Deferred Compensation Plan.  Under the Ramco-Gershenson Properties Trust Deferred Compensation Plan for Officers (the “Officer Deferred Compensation Plan”), an officer may elect to defer restricted shares which may be granted during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred compensation agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. Restricted shares deferred will be credited to a stock account. Shares in the stock account will receive distributions, which at the officer’s election will either be paid in cash or will be reinvested in shares. An officer may modify or revoke his or her existing deferral election only on a prospective basis, and only for restricted shares to be granted in a subsequent calendar year, and only if the officer executes a new deferred compensation agreement or revokes his or her existing deferred compensation agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The officer must elect the end of the deferral period at the time of such election and, except for a few circumstances, no officer shall have any right to make any early withdrawals from the officer’s deferred compensation accounts. No executive officers elected to defer their restricted shares granted in 2009.

Timing and Pricing of Share-Based Grants

The Trust does not coordinate the timing of share-based grants with the release of material non-public information. Annual stock option or restricted stock grants for executive officers and other employees are generally made at the first Committee meeting each year with a grant date as of such approval or shortly thereafter. Further, restricted stock awards that are subject to performance measures are generally granted at the first Committee meeting of the year following satisfaction of such performance measures. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.

In accordance with the Trust’s compensation plans, the exercise price of each stock option is the closing price of the Shares (as reported by the NYSE) on the grant date (which date is not earlier than the date the Committee approved such grant). The Committee is prohibited from repricing options, both directly (by lowering the exercise price) and indirectly (by canceling an outstanding option and granting a replacement stock option with a lower exercise price), without shareholder approval.

Policy Regarding Retroactive Adjustment

The Committee does not have a formal policy regarding whether it will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the executive officers to the extent permitted by applicable law.

Tax and Accounting Implications

Deductibility of Executive Compensation.  The Committee has reviewed the Trust’s compensation policies in light of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), which generally limits deductions by a publicly-held corporation for compensation paid to certain executive officers to $1,000,000 per annum, subject to specified exceptions (the most significant of which is performance-based compensation), and has determined that the compensation levels of the Trust’s executive officers were not at a level that would be affected by such provisions. The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Trust.

Nonqualified Deferred Compensation.  Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement. In December 2008, the Trust revised certain of its compensation agreements to ensure that the Trust’s employment, severance and deferred compensation arrangements satisfy the requirements of Section 409A to allow for deferral without accelerated taxation, penalties or interest.

Change of Control Payments.  Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person’s base amount (the five-year average of Form W-2 compensation). Additionally, IRC Section 4999 imposes a 20% excise tax on any person who receives such excess parachute payments.

The Trust’s share-based plans entitle participants to payments in connection with a change of control that may result in excess parachute payments. Further, Messrs. Gershenson’s employment agreement, along with the Change of Control policy for the benefit of executive officers, entitle such persons to payments upon termination of their employment following a change of control that may qualify as excess parachute payments. As noted earlier, Mr. Gershenson’s employment agreement provides for a full tax-gross up on benefits that exceed limits set forth in Section 280G of the IRC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Trust has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board of Trustees that the CD&A be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2008 and the proxy statement for the 2009 annual meeting of shareholders.

The Compensation Committee

Arthur H. Goldberg (Chairman)
Stephen R. Blank
Robert A. Meister
Michael A. Ward

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, none of the Trust’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Trust’s Board of Trustees or Compensation Committee.

Mr. Ward previously was an officer of the Trust; none of the other members of the Compensation Committee is or has been an officer or an employee of the Trust.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers in 2008, 2007 and 2006.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)

Dennis E. Gershenson	2008	$464,971	$80,850	$609,137	$32,618	$—	$30,529	$1,218,105
Chairman, President and CEO	2007	441,029	—	113,175	78,360	—	27,130	659,694
	2006	424,077	425,000	79,194	38,666	42,975	24,993	1,034,905
Richard J. Smith	2008	323,024	30,006	239,389	17,443	—	30,924	640,786
CFO and Secretary	2007	310,712	—	5,146	42,001	—	30,970	388,829
	2006	301,531	180,000	44,380	21,304	25,875	21,176	594,266
Thomas W. Litzler	2008	316,984	—	120,948	12,105	40,500	5,875	496,412
Executive VP — Development and New	2007	302,158	—	28,319	27,474	86,250	18,314	462,515
Business Initiatives	2006	237,135	100,000	80,070	15,481	80,000	1,705	514,391
Frederick A. Zantello	2008	307,219	—	99,514	13,691	33,750	62,174	516,348
Executive VP	2007	298,271	—	2,787	33,661	67,500	61,452	463,671
	2006	289,227	—	42,037	20,824	101,570	48,401	502,059
Catherine J. Clark	2008	241,435	—	84,798	7,963	29,250	5,875	369,321
Senior VP — Acquisitions	2007	230,102		(4,946)	19,108	58,500	6,386	309,150
	2006	223,125	—	19,636	10,232	69,256	5,500	327,749

(1)	All awards in this column relate to restricted stock awards or grants made under the 2003 Long-Term Incentive Plan.

The amounts reported reflect the expense recognized for financial statement reporting purposes in the applicable year in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore includes expense from awards made in and prior to the applicable year. The grant-date fair value is equal to the stock price on the award date (for performance-based awards) or grant date (for service-based awards). Generally, the FAS 123(R) amortization of such awards begins in January of the award year (for performance-based awards) or grant year (for service-based awards). The following table includes the compensation expense reported for restricted stock in 2008:

	Performance	Grant Date		2008
Name	Period	(Service-Based)	Purpose	Expense ($)
Dennis E. Gershenson	2004-2006	March 2007	LTI Program	$17,143
	2005-2007	None earned	LTI Program	7,838
	2006-2008	None earned	LTI Program	—
	2007-2009	—	LTI Program	(15,041)
	—	March 2007	Bonus Stock	47,639
	2008-2010	—	LTI Program	187,816
	—	March 2008	Bonus Stock	318,752
	—	April 2008	Bonus Stock	44,990

Total				609,137
Richard J. Smith	2004-2006	March 2007	LTI Program	10,322
	2005-2007	None earned	LTI Program	4,310
	2006-2008	None earned	LTI Program	—
	2007-2009	—	LTI Program	(8,105)
	2008-2010	—	LTI Program	97,859
	—	March 2008	Bonus Stock	135,003

Total				239,389
Thomas W. Litzler	2006-2008	None earned	LTI Program	—
	—	June 2006	Signing Bonus Grant	11,113
	2007-2009	—	LTI Program	(7,794)
	2008-2010	—	LTI Program	96,064
	—	March 2008	Bonus Stock	21,565

Total				120,948
Frederick A. Zantello	2004-2006	March 2007	LTI Program	8,605
	2005-2007	None earned	LTI Program	4,189
	2006-2008	None earned	LTI Program	—
	2007-2009	—	LTI Program	(7,694)
	2008-2010	—	LTI Program	77,532
	—	March 2008	Bonus Stock	16,882

Total				99,514
Catherine J. Clark	2004-2006	March 2007	LTI Program	3,692
	2005-2007	None earned	LTI Program	1,798
	2006-2008	None earned	LTI Program	—
	2007-2009	—	LTI Program	3,710
	2008-2010	—	LTI Program	60,973
	—	March 2008	Bonus Stock	14,625

Total				84,798

(2)	All awards in this column relate to stock options granted under the 2003 Long-Term Incentive Plan pursuant to the LTI Program. The amounts reported reflect the expense recognized for financial statement reporting purposes in the applicable year in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore includes expense from awards granted prior to the applicable year.

No stock options were granted in 2008. The stock options vest in three equal installments on the first, second and third anniversaries of the grant date. Generally, the FAS 123(R) amortization of such awards begins in January of the grant year. Valuation assumptions used in determining these amounts are included in footnote 16 of the Trust’s audited financial statements included in the Trust’s annual report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”). The following table includes the compensation expense reported for stock options in 2008:

	Grant Date	2008
Name	(Month)	Expense ($)
Dennis E. Gershenson	February 2006	$5,102
	March 2007	27,516

Total		32,618
Richard J. Smith	February 2006	2,796
	March 2007	14,647

Total		17,443
Thomas W. Litzler	February 2006	2,815
	March 2007	9,290

Total		12,105
Frederick A. Zantello	February 2006	2,766
	March 2007	10,925

Total		13,691
Catherine J. Clark	February 2006	1,423
	March 2007	6,540

Total		7,963

(3)	The Trust contributed $5,750 to each named executive officer’s account in the Ramco Gershenson, Inc. 401(k) Plan. In addition, this column consists of:

Dennis Gershenson — Includes full payment of health care premiums and life insurance premiums.

Richard Smith — Includes a car allowance, life insurance premiums, full payment of health care premiums and holiday card.

Thomas Litzler — Includes holiday card.

Frederick Zantello — Includes housing allowance and mileage reimbursement ($41,185), full payment of health care premiums and holiday card.

Catherine Clark — Includes holiday card.

Narrative Discussion of Summary Compensation Table.  See “Compensation Discussion and Analysis” for a further discussion of the 2008 compensation program and certain prior-year compensation determinations.

Although the Summary Compensation Table reflects a significant increase in compensation for Messrs. Gershenson and Smith, the Committee approved only a 4% increase in their respective base salary and target long-term incentive award, and the actual discretionary bonus earned was 22.6% less than in 2007. However, the Summary Compensation Table reflects FAS 123(R) expense, and reported 2008 compensation was significantly affected by the form of bonus payment in 2008 and 2007. See the Bonus/Non-Equity Incentive Plan Compensation discussion below for further information. As noted previously, Mercer indicated that Mr. Gershenson’s base salary and annual and long-term incentives were below the market median. In addition, Mr. Smith’s base salary was competitive, while annual incentives were below market and long-term incentives were above market.

Employment Agreement — Mr. Gershenson.  See “Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of Mr. Gershenson’s employment agreement.

Bonus/Non-Equity Incentive Plan Compensation.  Mr. Litzler, Mr. Zantello and Ms. Clark earned the following bonuses in 2008 pursuant to the annual bonus program, approved by the Compensation Committee on March 4, 2009: Litzler, $54,000; Zantello, $45,000; and Clark $39,000. 75% of such bonus was paid in cash, with such amounts reflected in the “Non-Equity Incentive Plan Compensation” column for 2008. The remaining 25% of such bonus was paid in restricted stock at the election of the Trust, and the related expense will be reflected in the “Stock Awards” column beginning in 2009. These named executive officers received cash and restricted stock in the same proportion in 2007 with respect to the annual bonus program. In 2006, all of their annual bonus was paid in cash, with such amounts reflected in the “Non-Equity Incentive Plan Compensation” column. Mr. Litzler also received a discretionary signing bonus of $100,000 in 2006.

Messrs. Gershenson and Smith received a discretionary bonus of $242,501 and $90,000, respectively, as part of the annual bonus program. One-third of such bonuses were paid in cash, with such amounts reflected in the “Bonus” column for 2008. The remaining two-thirds of such bonus was paid in restricted stock at the election of the Trust, and the related expense will be reflected in the “Stock Awards” column beginning in 2009. In 2007, 100% of the annual discretionary bonus was paid in restricted stock. Therefore no amounts were reported in the “Bonus” column for 2007 and the “Stock Awards” column in 2008 reflects a significant increase in expense; this explains the significant increase in reported compensation for Messrs. Gershenson and Smith from 2007 to 2008. In 2006, these named executive officers received all of their discretionary bonus paid in cash, with such amounts reflected in the “Bonus” column.

2008 Special Grant of Restricted Stock.  In addition to the amounts noted above, each named executive officer received a discretionary grant of restricted stock on March 4, 2009 as part of their 2008 bonus, having a cash value of: Gershenson, $132,890; Smith, $49,320; Litzler, $29,592; Zantello, $57,540; and Clark, $21,372. The related expense will be reflected in the “Stock Awards” column beginning in 2009.

LTI Program.  In 2006 and 2007, the long-term incentive dollar target was divided into three components: stock option grants (25%), cash target awards (25%) and performance-based restricted stock target awards (50%). The stock options vest in three equal installments beginning on the first anniversary of the grant date. With respect to the performance-based restricted stock awards, the satisfaction of the threshold, target and maximum performance measures results in actual restricted share grants of 50%, 100% and 150% (with pro-ration), respectively, of the restricted share target award. With respect to the cash target awards, the satisfaction of the threshold, target and maximum performance measures would result in actual cash payouts of 50%, 100% and 150% (with pro-ration), respectively, of such dollar target. The purpose of the cash award was to allow participants to cover the expected tax liability each year when the restricted stock grants vest.

All (Messrs. Smith and Gershenson) or a portion (Mr. Zantello and Ms. Clark) of the amounts in the “Non-Equity Incentive Plan” column for 2006 relate to long-term incentive cash awards made in 2004; the applicable performance measures for such awards were satisfied on December 31, 2006. Mr. Zantello and Ms. Clark earned $21,570 and $9,256, respectively, in cash. No awards were earned for the 2005 to 2007 performance period or the 2006 to 2008 performance period.

In 2008, the LTI program was revised to provide 50% of the long-term incentive dollar target in each of service-based restricted stock and performance-based restricted stock, respectively.

Grants of Plan-Based Awards in 2008

The following table provides information about equity and non-equity awards made to the named executive officers in 2008.

									All Other
									Stock
									Awards:	Grant
			Estimated Future Payouts			Estimated Future Payouts			Number	Date Fair
			Under Non-Equity			Under Equity			of Shares	Value of
			Incentive Plan Awards			Incentive Plan Awards			of Stock	Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Option
Name	Date		($)	($)	($)	(#)/($)	(#)/($)	(#)/($)	(#)	Awards(1)

Dennis E. Gershenson	3/3/08	(2)	$—	$—	$—	—	—	—	19,127	$425,000
	3/3/08	(3)	—	—	—	—	—	—	12,574	279,394
	3/3/08	(3)	—	—	—	6,287	12,574	18,861	—	279,394
	4/4/08	(2)	—	—	—	—	—	—	2,718	60,000
Richard J. Smith	3/3/08	(2)	—	—	—	—	—	—	8,101	180,004
	3/3/08	(3)	—	—	—	—	—	—	6,552	145,585
	3/3/08	(3)	—	—	—	3,276	6,552	9,828	—	145,585
Thomas W. Litzler	N/A	(4)	47,635	95,270	142,905	—	—	—	—	—
	N/A	(4)	—	—	—	$15,878	$31,756	$47,634	—	—
	3/3/08	(2)	—	—	—	—	—	—	1,294	28,750
	3/3/08	(3)	—	—	—	—	—	—	6,431	142,897
	3/3/08	(3)	—	—	—	3,216	6,431	9,647	—	142,897
Frederick A. Zantello	N/A	(4)	46,134	92,269	138,403	—	—	—	—	—
	N/A	(4)	—	—	—	$15,378	$30,756	$46,134	—	—
	3/3/08	(2)	—	—	—	—	—	—	1,013	22,500
	3/3/08	(3)	—	—	—	—	—	—	5,191	115,344
	3/3/08	(3)	—	—	—	2,596	5,191	7,787	—	115,344
Catherine J. Clark	N/A	(4)	36,282	72,563	108,845	—	—	—	—	—
	N/A	(4)	—	—	—	$12,094	$24,188	$36,282	—	—
	3/3/08	(2)	—	—	—	—	—	—	878	19,509
	3/3/08	(3)	—	—	—	—	—	—	4,082	90,702
	3/3/08	(3)	—	—	—	2,041	4,082	6,123	—	90,702

(1)	The grant-date fair value is calculated in accordance with FAS 123(R). The grant-date fair value of each share of restricted stock is equal to the stock price on the award date (for performance-based shares) or grant date (for service-based shares), which was $22.22 and $22.07 for the awards and grants made in March and April 2008, respectively. The aggregate grant-date fair value is such stock price multiplied by the target award. Holders of restricted stock (time vesting) receive cash dividends to the extent paid on the Trust’s common shares during such period. Holders of restricted stock (performance vesting), upon satisfaction of the applicable performance measures and resulting grant of restricted stock, receive cash dividends to the extent paid on the Trust’s common shares during the remaining period of time vesting. The foregoing is taken into account in calculating the grant-date fair value.

(2)	These grants represent the portion of the 2007 annual bonus paid in restricted stock.

(3)	These grants relate to the LTI Program for 2008.

(4)	These awards relate to the 2008 annual bonus program. Amounts in “Estimated Future Payouts Under Equity Incentive Plan Awards” column are reported in dollars.

Narrative Discussion of Grants of Plan-Based Awards in 2008 Table.

Annual Bonus Program.  Under the 2007 and 2008 annual bonus program, Messrs. Litzler and Zantello and Ms. Clark received target awards in dollars to be paid out, at the election of the Trust, partially in cash (75%) and restricted stock (25%). For the 2007 annual bonus, the restricted stock earned is set forth in “All Other Stock Awards:” For the 2008 annual bonus program, the cash portion is set forth in “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” above and the restricted stock portion is set forth in “Estimated Future Payouts Under Equity Incentive Plan Awards” above.

For the 2008 annual bonus program, the earned portion paid in cash is reported in the “Non-Equity Incentive Plan Compensation” column for 2008 in the “Summary Compensation Table” and the earned portion paid in restricted stock will be reflected in the “Stock Awards” column in the “Summary Compensation Table” beginning in 2009 as well as the “Grants of Plan-Based Awards in 2009” table. Amounts earned for the 2008 annual bonus program were approved by the Compensation Committee on March 4, 2009, and shortly thereafter the cash amounts were paid out and the restricted stock was granted.

Discretionary Bonuses.  Messrs Gershenson and Smith receive discretionary bonuses. Messrs. Gershenson and Smith received (and will receive) the following portion of their bonuses paid in restricted stock during such periods: 100% for 2007 bonus; 66 2/3% for 2008 bonus; and 25% for 2009 bonus. The earned bonus for the 2007 compensation program is included in “All Other Stock Awards” above and the applicable expense is included in the “Stock Awards” column in 2008 in the “Summary Compensation Table.” The earned cash portion of the bonus for the 2008 compensation program is included in the “Bonus” column for 2008 of the Summary Compensation Table. The earned restricted stock portion of the bonus for the 2008 compensation program will be included in the “Stock Awards” column in the “Summary Compensation Table” beginning in 2009 as well as the “Grants of Plan-Based Awards in 2009” table.

2008 LTI Program.  Beginning in 2008, the LTI Program consists of service-based restricted stock and performance-based restricted stock. In 2008, the Committee determined that service-based restricted stock grants and performance-based restricted stock grants each would correspond to 50% of the long-term incentive dollar target.

The service-based restricted stock grant equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date, and such grant vests in five equal installments beginning on the first anniversary of the grant date. The holder of the service-based restricted stock has all the rights of a holder of Shares (other than free transfer rights), including voting rights and cash dividend rights.

The performance-based restricted stock target award equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date. For 2008 awards, the sole performance measure is growth in diluted funds from operations (FFO) per share. The Committee has discretion to adjust the performance measures during the performance period for unusual or nonrecurring events affecting the Trust or its financial statements or changes in applicable laws, regulations or accounting principles. Upon completion of the performance period, the Committee will compare actual performance against the target performance levels. The satisfaction of the threshold, target and maximum performance measures results in grants of restricted stock of 50%, 100% and 150% (with pro-ration), respectively, of the target award. Upon the Committee’s confirmation of the satisfaction of the applicable performance measures, generally at the first Committee meeting following the end of the performance period, 50% of the award will be paid in Shares (with one Share issued for each share of performance-based restricted stock), and 50% of the award will be paid in restricted stock (with one share of restricted stock for each share of performance-based restricted stock, and vesting on the first anniversary of the grant date). The holder of the performance-based restricted stock has no rights of a holder of Shares until the Shares or restricted stock are actually granted.

Outstanding Equity Awards at December 31, 2008

The following table provides information on the current holdings of stock option and stock awards by the named executive officers as of December 31, 2008.

							Stock Awards
									Equity	Equity Incentive
									Incentive Plan	Plan Awards:
			Option Awards					Market	Awards: Number	Market or
			Number	Number			Number	Value of	of Unearned	Payout Value
			of Securities	of Securities			of Shares	Shares or	Shares,	of Unearned
			Underlying	Underlying			or Units	Units of	Units or	Shares, Units or
			Unexercised	Unexercised	Option		of Stock	Stock That	Other Rights	Other Rights
	Grant Date/		Options	Options	Exercise	Option	That Have	Have Not	That Have	That Have
	Performance		(#)	(#)	Price	Expiration	Not Vested	Vested	Not Vested	Not Vested
Name	Period		Exercisable	Unexercisable	($)	Date	(#)	($)(1)	(#)	($)(1)

Dennis E. Gershenson	3/8/07	(2)	—	—	$—	—	3,333	$20,598	—	$—
	3/8/07	(2)	—	—	—	—	1,540	9,517	—	—
	3/3/08	(3)	—	—	—	—	12,574	77,707	—	—
	3/3/08	(4)	—	—	—	—	19,127	118,205	—	—
	4/4/08	(4)	—	—	—	—	2,718	16,797	—	—
	1/1/07-12/31/09	(5)	—	—	—	—	—	—	3,227	19,943
	1/1/08-12/31/10	(6)	—	—	—	—	—	—	6,287	38,854
	03/08/07	(2)	7,405	14,810	34.30	03/08/17	—	—	—	—
	02/28/06	(2)	8,972	4,486	29.06	02/28/16	—	—	—	—
	04/01/05	(2)	14,116	—	27.11	04/01/15	—	—	—	—
	03/03/04	(2)	7,330	—	27.96	03/03/14	—	—	—	—
Richard J. Smith	3/8/07	(2)	—	—	—	—	927	5,729	—	—
	3/3/08	(3)	—	—	—	—	6,552	40,491	—	—
	3/3/08	(4)	—	—	—	—	8,101	50,004	—	—
	1/1/07-12/31/09	(5)	—	—	—	—	—	—	1,739	10,747
	1/1/08-12/31/10	(6)	—	—	—	—	—	—	3,276	20,246
	03/08/07	(2)	3,941	7,884	34.30	03/08/17	—	—	—	—
	02/28/06	(2)	4,917	2,459	29.06	02/28/16	—	—	—	—
	04/01/05	(2)	7,763	—	27.11	04/01/15	—	—	—	—
	03/03/04	(2)	4,413	—	27.96	03/03/14	—	—	—	—
	03/08/00	(2)	25,000	—	14.06	03/08/10	—	—	—	—
Thomas W. Litzler	6/12/06	(2)	—	—	—	—	1,235	7,632	—	—
	3/3/08	(3)	—	—	—	—	6,431	39,744	—	—
	3/3/08	(4)	—	—	—	—	1,294	7,997	—	—
	1/1/07-12/31/09	(5)	—	—	—	—	—	—	1,673	10,339
	1/1/08-12/31/10	(6)	—	—	—	—	—	—	3,216	19,875
	03/08/07	(2)	2,500	5,000	34.30	03/08/17	—	—	—	—
	02/28/06	(2)	4,950	2,476	29.06	02/28/16	—	—	—	—
Frederick A. Zantello	3/8/07	(2)	—	—	—	—	772	4,771	—	—
	3/3/08	(3)	—	—	—	—	5,191	32,080	—	—
	3/3/08	(4)	—	—	—	—	1,013	6,260	—	—
	1/1/07-12/31/09	(5)	—	—	—	—	—	—	1,651	10,203
	1/1/08-12/31/10	(6)	—	—	—	—	—	—	2,596	16,043
	03/08/07	(2)	2,940	5,880	34.30	03/08/17	—	—	—	—
	02/28/06	(2)	4,864	2,433	29.06	02/28/16	—	—	—	—
	04/01/05	(2)	7,544	—	27.11	04/01/15	—	—	—	—
	03/03/04	(2)	3,679	—	27.96	03/03/14	—	—	—	—
Catherine J. Clark	3/8/07	(2)	—	—	—	—	165	1,020	—	—
	3/3/08	(3)	—	—	—	—	3,265	20,178	—	—
	3/3/08	(4)	—	—	—	—	439	2,713	—	—
	1/1/07-12/31/09	(5)	—	—	—	—	—	—	1,062	6,563
	1/1/08-12/31/10	(6)	—	—	—	—	—	—	2,041	12,613
	03/08/07	(2)	1,715	3,430	34.30	03/08/17	—	—	—	—
	02/28/06	(2)	2,502	1,251	29.06	02/28/16	—	—	—	—
	04/01/05	(2)	3,238	—	27.11	04/01/15	—	—	—	—
	03/03/04	(2)	1,579	—	27.96	03/03/14	—	—	—	—

(1)	Based upon the closing price of the Trust’s common shares of beneficial interest on the NYSE on December 31, 2008 of $6.18.

(2)	Restricted stock or stock options — vests one-third per year, beginning on the first anniversary of the grant date.

(3)	Restricted stock — vests one-fifth per year, beginning on the first anniversary of the grant date.

(4)	Restricted stock — vests one-half per year, beginning on the first anniversary of the grant date.

(5)	Restricted stock with performance component — subject to satisfaction of applicable performance measures, the restricted stock, to the extent earned, will be granted in the first quarter following the end of the performance period. Restricted stock vests one-third per year, beginning on the first anniversary of the grant date of the restricted stock. Under the LTI Program, the Committee determined that the aggregate achievement for the 2006-2008 performance period was below the threshold award; therefore, this table assumes that the restricted stock awards under the LTI Program for the 2007-2009 performance period will be at the threshold level.

Although not required by the table, the Committee also made cash awards in 2006 and 2007 under the LTI Program subject to the satisfaction of same performance measures the restricted stock awards noted above. No cash awards were earned in 2008. The 2007 cash awards, which would vest in three equal installments beginning in the first quarter of 2010 if the applicable performance measures are satisfied, have the following estimated future payouts:

	Estimated Future Payouts
	Under Non-Equity
	Incentive Plan Awards
	Threshold	Target	Maximum
Name	($)	($)	($)

Dennis E. Gershenson	$65,663	$131,325	$196,988
Richard J. Smith	35,383	70,766	106,149
Thomas W. Litzler	34,025	68,050	102,075
Frederick A. Zantello	33,593	67,186	100,779
Catherine J. Clark	21,597	43,193	64,790

(6)	Restricted stock with performance component — subject to satisfaction of applicable performance measures, one-half of the award will be issued in Shares in the first quarter following the end of the performance period. Restricted stock will be issued for the remaining portion on such date and will vest on the first anniversary of the grant date. The table sets forth the threshold award.

Option Exercises and Stock Vested in 2008

No stock options were exercised in 2008. The following table provides information on stock awards that vested in 2008.

	Stock Awards
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)		($)

Dennis E. Gershenson	2,437	(1)	$50,811
Richard J. Smith	464	(1)	9,674
Thomas W. Litzler	1,234	(2)	26,284
Frederick A. Zantello	387	(1)	8,068
Catherine. J. Clark	166	(1)	3,461

(1)	The value realized is based upon the closing price of the Trust’s common shares of beneficial interest on the NYSE on March 8, 2008, the vesting date, of $20.85.

(2)	The value realized is based upon the closing price of the Trust’s common shares of beneficial interest on the NYSE on June 12, 2008, the vesting date, of $21.30.

Nonqualified Deferred Compensation in 2008

The table below provides information on the nonqualified deferred compensation of the named executive officers in 2008.

		Aggregate	Aggregate	Aggregate
		Earnings in	Withdrawals/	Balance at Last
		Last FY	Distributions	FYE
Name	Plan	($)(1)	($)(1)	($)

Dennis E. Gershenson	Stock option deferral	$(519,031)	$(61,911)	$236,354
Richard J. Smith	Stock option deferral	(366,043)	(43,662)	166,687
Frederick A. Zantello	Stock option deferral	(75,985)	(9,064)	34,602

(1)	The deferred shares are represented by notional shares in the deferral accounts. Distributions are paid in cash when, and in the amount of, cash dividends paid on the Trust’s common shares of beneficial interest. None of the earnings set forth in the table are above-market or preferential, and therefore none of such amounts are reflected in the “Summary Compensation Table.” The number of notional shares held by named executive officers as of December 31, 2008 is: Dennis Gershenson, 38,245; Richard Smith, 26,972; and Frederick Zantello, 5,599.

The following table sets forth the components of aggregate earnings:

		Loss Due to
	Cash	Decrease in
Name	Distributions	Share Price

Dennis E. Gershenson	$61,911	$(580,942)
Richard J. Smith	43,662	(409,705)
Frederick A. Zantello	9,064	(85,049)

Potential Payments Upon Termination or Change-in-Control

The following section describes potential payments and benefits to the named executive officers under the Trust’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Trust.

Mr. Gershenson is the only named executive officer with an employment agreement with the Trust. The Trust also has a Change of Control policy in effect for the named executive officers. Further, certain of the Trust’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events; see “— Trust Share-Based Plans” below. In addition, the Trust may authorize discretionary severance payments to its named executive officers upon termination.

Trust Share-Based Plans

2003 Long-Term Incentive Plan

Upon a change in control, any nonqualified stock options and restricted stock outstanding as of the change of control will immediately vest in full; notwithstanding the foregoing, (i) the Compensation Committee may set forth alternative change of control terms at the time of the grant and (ii) a vote by three-fourths of the Board may determine alternative terms at any time, so long as a majority of Trustees then in office are ‘continuing trustees’ as defined therein. Further, during the 60-day period from and after a change of control, the Compensation Committee may grant holders of stock options the right to surrender all or part of such stock options to the Trust, whether or not the stock options are fully exercisable, in exchange for cash per share equal to the fair market value less the exercise price.

Other than in connection with a change of control, if an employee is terminated for any reason, any restricted stock will be forfeited; however, the Compensation Committee is authorized to waive such forfeiture in the event of retirement, permanent disability, death or other special circumstances as determined by the Compensation Committee in its sole discretion.

Other than in connection with a change of control, if an employee is terminated for cause, such employee’s stock options, even if immediately exercisable, will terminate (although the Committee retains discretion to permit the exercise of such stock options until the earlier of 30 days and the stock option’s expiration date). If an employee is terminated for any reason other than a change of control, death or disability or for cause, then such employee’s stock options may be exercised, to the extent such stock options were exercisable before termination, for the lesser of six months (or longer, at the discretion of the Compensation Committee) or until the stock option’s expiration date. Stock options held by an employee whose employment is terminated due to death or disability will immediately vest in full, and the legal representative or beneficiary may exercise such stock options until the lesser of one year (or longer, at the discretion of the Compensation Committee) or the stock option’s expiration date. The foregoing terms are set forth in the nonqualified stock option agreements covering all outstanding stock options granted under the 2003 Long-Term Incentive Plan as of December 31, 2008.

Incentive stock options are subject to different termination and change of control provisions, but no incentive stock options have been granted under the 2003 Long-Term Incentive Plan as of December 31, 2008.

Deferred Stock

Messrs. Gershenson, Smith and Zantello entered into deferral agreements with the Trust whereby they irrevocably committed to defer the gain on the exercise of specified stock options until the earlier of a period of five years, a termination for cause, or upon a change of control (if followed by termination of employment within six months of such change of control). Such persons may irrevocably elect to extend the deferral period two times, in each case for a period of at least 24-months, subject to specified requirements. In December 2008, Mr. Zantello and Mr. Smith extended the deferral period of certain deferred gains from 2009 to 2011 and 2012, respectively, as permitted by the original deferral agreements. The Trust may accelerate the payout of the deferred award in the event of specified circumstances. Persons are fully vested in such deferral accounts. Until the deferred shares are issued, such persons receive distributions in cash when, and in the amount of, cash dividends paid on the Trust’s common shares of beneficial interest. Such persons do not have rights as a shareholder with respect to the deferral accounts.

Cash Awards

Upon termination or upon a change of control, the Compensation Committee intends to accelerate the vesting of cash awards in the same manner as the restricted stock under the prior LTI program.

Dennis Gershenson’s Employment Agreement

Effective August 1, 2007, the Trust entered into a new employment agreement with Mr. Gershenson, the Trust’s President and Chief Executive Officer. The initial term of the agreement is five years, with unlimited one-year automatic extensions unless either party gives written notice of non-extension at least 120 days prior to the expiration of the term. The employment agreement provides for an annual base salary of at least $447,750 (with adjustments to be considered annually by the Committee), an annual bonus of at least $350,000, as well as other fringe benefits and perquisites as are generally made available to the Trust’s executives (including $1 million of term life insurance paid by the Trust). The Trust began paying the premiums on the life insurance in 2008. Mr. Gershenson will also participate in share-based programs established for the benefit of employees.

If Mr. Gershenson’s employment is terminated due to death or permanent disability, Mr. Gershenson (or his legal representative of beneficiary) will receive a lump sum equal to 12 months base salary and bonus (paid within 60 days of such termination). In the event of a permanent disability, he will also be entitled to receive the fringe benefits specified in the employment agreement, including under all insurance programs and plans, for 12 months following such termination, subject to specified limitations.

If Mr. Gershenson’s employment is terminated for cause or he terminates such employment without good reason, Mr. Gershenson will receive the accrued and unpaid portion of his base salary, bonus and benefits through the date of termination (paid within 30 days of such termination).

If Mr. Gershenson’s employment is terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, including a change of control, Mr. Gershenson will receive: (i) accrued base salary through the termination date; (ii) a lump sum severance payment (no later than the 30th day following the date that is six months following the date of termination) equal to the greater of (x) the aggregate of all compensation due to Mr. Gershenson for the remainder of the term of his employment agreement (assuming an annual bonus equal to the average bonus under the employment agreement prior to termination), or (y) 2.99 times the “base amount”, as defined by Section 280G of the IRC (or a similar amount if Section 280G is repealed or is otherwise inapplicable); (iii) an amount equal to Mr. Gershenson’s tax liability for an excess “parachute payment” within the meaning of Section 280G of the IRC, and an amount equal to Mr. Gershenson’s income taxes payable for such tax liability payment by the Trust (such payment to be made no later than the end of his taxable year following the taxable year in which such taxes are remitted); and (iv) fringe benefits and perquisites as are generally made available to the Trust’s executives for the duration of the term of the employment agreement (but not less than 12 months), including under all insurance programs and plans, subject to specified limitations.

None of the severance amounts will be mitigated by compensation earned by Mr. Gershenson as result of other employment or retirement benefits after the termination date.

In accordance with such employment agreement, Mr. Gershenson has also entered into a noncompetition agreement with the Trust. The noncompetition agreement provides that, following termination of Mr. Gershenson’s employment, Mr. Gershenson, subject to specified limitations: (i) will not hire any person that is, or was within the prior 12 months, a Trust employee making at least $60,000 per year in base salary, and he will not solicit such person to leave the employ of the Trust; (ii) will not, directly or indirectly, acquire, develop, construct, operate, manage or lease any existing Trust property or project; (iii) will not compete with the Trust within a 200 mile radius of any Trust property or project that existed within the prior 12 months; and (iv) will maintain the confidential and/or proprietary information of the Trust. The provisions in clauses (i) — (iii) will terminate one year after Mr. Gershenson is no longer an officer or Trustee of the Trust.

Change of Control Policy

Effective July 10, 2007, the Trust established a Change of Control policy for the benefit of the executive officers of the Trust. The policy provides for payments of specified amounts if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control. The policy contains a double trigger. First, the person’s employment must be terminated (a) by the Trust other than for cause or upon such person’s death or permanent disability or (b) by the person for good reason. Secondly, such termination must occur within one year following a change of control; provided, however, if a person’s employment or status as an officer with the Trust or any subsidiary is terminated within six months prior to the date on which a change of control occurs and such termination was not for cause or voluntary by such person, then the change of control date will be the date immediately prior to the date of such termination.

If the double trigger is satisfied, the person will receive the following amounts no later than the 30th day following the termination date, the product of: (x) for the chief executive officer, 2.99; for the chief financial officer, 2.5; for an executive vice president, 2.0; and for a senior vice president, 1.0; and (y) the base amount under Section 280G of the IRC (or a similar amount if Section 280G is repealed or is otherwise inapplicable). The policy does not contain a tax gross-up benefit. Further, the amount received under the policy will be reduced to the extent a person receives other severance or separation payments from the Trust (excluding the vesting of any options, shares or rights under any incentive plan of the Trust).

Change of Control/Severance Payment Table as of December 31, 2008

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurs on December 31, 2008. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus (except to the extent specifically noted in an employment agreement) and vacation.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits provided to all salaried employees having substantially the same value.

•	Amounts outstanding under the Trust’s 401(k) plan.

•	Deferred Stock. The deferral period for the deferred stock arrangement of Messrs. Gershenson, Smith and Zantello will terminate, among other things, due to a termination for cause or upon a change of control (if followed by termination of employment within six months of such change of control). The aggregate balance for each person relating to the deferral arrangements is set forth in the “Nonqualified Deferred Compensation in 2008” table.

Change of Control Payments — IRC Section 280G valuation

IRC Section 280G imposes tax sanctions for payments made by the Trust that are contingent upon a change of control and equal to or greater than three times an executive’s most recent five-year average annual taxable compensation (referred to as the ’base amount’). If tax sanctions apply, contingent payments, to the extent they exceed an allocable portion of the base amount, become subject to a 20% excise tax (payable by the executive) and are ineligible for a tax deduction by the Trust. Key assumptions in this analysis include:

•	A change of control, termination of employment and all related payments occur on December 31, 2008.

•	Federal and state income tax rates of 35% and 3.9%, respectively, and a social security/Medicare rate of 1.45%.

•	Restricted stock and cash awards under the 2003 Long-Term Incentive Plan, for performance periods that have not closed prior to the date of the change in control: the 2006-2008 performance period is not paid out and the 2007-2009 performance period is not paid out, based on current expectations. Restricted stock awards under the 2003 Long-Term Incentive Plan for the 2008-2010 performance period is paid out at the target amount.

•	The value of unvested, non-qualified stock options equals their value as determined pursuant to the safe harbor method provided for in Revenue Procedure 2003-68.

•	The value of Shares, on the date of the change in control is $6.18, the closing price on such date as published by the NYSE.

Other Notes Applicable to Table

•	The “Incentive-Based Awards” column in the table assumes the Compensation Committee’s acceleration of long-term incentive compensation, including share-based awards and cash awards, for terminations specifically referenced in the table. The amounts set forth therein represent the intrinsic value of such acceleration, which is (i) for each unvested stock option, $6.18 less the exercise price, and (ii) for each unvested share of restricted stock, $6.18. $6.18 represents the closing price on the NYSE on December 31, 2008. For accelerated vesting of cash awards and restricted stock awards subject to three-year performance metrics, the table reflects (i) for awards made in 2006, no value (based on actual results) and (ii) for awards made in 2007, no value (based on expected results), and (iii) for awards made in 2008, payment for target grants.

•	Life insurance amounts only reflect policies paid for by the Trust (including an additional $1,000,000 of term life insurance paid by the Trust for Mr. Gershenson).

Change of Control and Severance Payments

				Life
			Incentive-Based	Insurance	Disability	280G Tax
	Cash Severance		Awards	Proceeds	Benefits(1)	Gross Up	Total

Dennis E. Gershenson(2)
Retirement	$—		$349,182	$—	$—	$—	$349,182
Death	840,362	(3)	349,182	1,250,000	27,000	—	2,466,544
Disability	840,362	(3)	349,182	—	108,000	—	1,297,544
Termination without cause or for good reason (including change of control)	3,146,632	(4)	349,182	—	—	1,224,685	4,720,499
Richard J. Smith(5)
Retirement	—		154,026	—	—	—	154,026
Death	—		154,026	250,000	27,000	—	431,026
Disability	—		154,026	—	108,000	—	262,026
Change of control	1,164,759	(6)	154,026	—	—	—	1,318,785
Thomas W. Litzler(5)
Retirement	—		95,116	—	—	—	95,116
Death	—		95,116	250,000	27,000	—	372,116
Disability	—		95,116	—	108,000	—	203,116
Change of control	795,257	(6)	95,116	—	—	—	890,373
Frederick A. Zantello(5)
Retirement	—		89,572	—	—	—	89,572
Death	—		89,572	250,000	27,000	—	366,572
Disability	—		89,572	—	108,000	—	197,572
Change of control	813,468	(6)	89,572	—	—	—	903,040
Catherine J. Clark(5)
Retirement	—		64,096	—	—	—	64,096
Death	—		64,096	241,878	27,000	—	332,974
Disability	—		64,096	—	108,000	—	172,096
Change of control	238,591	(6)	64,096	—	—	—	238,591

(1)	$27,000 represents the amount paid to a survivor if the employee had been disabled for 180 consecutive days and the employee was eligible to receive the long-term disability payments. $108,000 represents the aggregate of 12 monthly payments of $9,000 payable as a long-term disability benefit (such payments would continue for the length of the disability); if the disability was of a short-term nature, such person may be eligible for wage replacement for 13 weeks with a maximum weekly benefit of $4,154.

(2)	Except as noted in the table above or as specified in “— Items Not Reflected in Table”, he does not receive any additional incremental value if (i) he voluntarily terminates his employment, or (ii) his employment is terminated by the Trust with cause.

(3)	Represents base salary as of December 31, 2008 and bonus (cash value) earned for 2008. In the event of disability, Mr. Gershenson would also be entitled to 12 months of customary fringe benefits in accordance with his employment agreement, which is not reflected in this amount.

(4)	Assumes payment of the compensation due for the remainder of the term of his employment agreement. Mr. Gershenson would also be entitled to receive fringe benefits through the terms of his employment agreement (but no less than 12 months), which is not reflected in this amount.

(5)	Except as noted in the table above or as specified in “— Items Not Reflected in Table”, each of such persons do not receive any additional incremental value if (i) he/she voluntarily terminates his/her employment, or (ii) his/her employment is terminated by the Trust with or without cause.

(6)	Assumes payment of the following amount times the “base amount” in accordance with Section 280G of the IRC: Mr. Smith, 2.5; Mr. Litzler, 2.0; Mr. Zantello, 2.0; and Mr. Clark 1.0.

RELATED PERSON TRANSACTIONS

Policies and Procedures

The Trust does not have a formal related person transaction policy in writing, although it has the following customary policies and practices regarding such transactions. Trustees and executive officers are required to complete an annual questionnaire in connection with the Trust’s proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions (previously referred to as ‘related party transactions’). Trustees and executive officers are also required to provide written notice to the Trust’s outside general counsel of any updates to such information.

If a related person transaction is proposed, the Audit Committee and/or non-interested Trustees of the Board review such business transaction to ensure that the Trust’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Trust and its shareholders. When necessary or appropriate, the Trust will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. Interested Trustees will recuse themselves from the approval process by the Board or Audit Committee.

Related Person Transactions in 2008 and 2009

Ramco-Gershenson Inc. provides property management, accounting and other administrative services to Ramco/Shenandoah LLC, 60% of which is owned by an entity a portion of which is beneficially owned by various family partnerships and trusts under the control of two uncles of Mr. Pashcow, a Trustee, and a portion of which is beneficially owned by various trusts for the benefit of members of Mr. Pashcow’s immediate family. Mr. Pashcow is a trustee of several of these trusts. Ramco/Shenandoah LLC owns the Shenandoah Square shopping center which has approximately 119,000 square feet. The Trust believes that the terms of the management agreement with Ramco/Shenandoah LLC are no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2008, Ramco-Gershenson Inc. charged approximately $183,000 in respect of these services to Ramco/Shenandoah LLC and was owed approximately $34,000 as of December 31, 2008 for those services.

William Gershenson, Director of Leasing of Ramco-Gershenson, Inc., is the son of Dennis E. Gershenson, Trustee, Chairman, President and Chief Executive Officer of the Trust. In 2008, William Gershenson was paid $169,998 in base salary and leasing commissions. He also received a matching contribution of $4,253 for the 401(k) plan. In addition, his LTI program target was $19,500.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee must pre-approve the performance of audit and non-audit services. In pre-approving all audit services and permitted non-audit services, the Audit Committee considers whether the provision of the permitted non-audit services is consistent with applicable law and NYSE policies and with maintaining the independence of Trust’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm in 2007 and 2008

The following information sets forth the fees that we were billed in 2007 and 2008 for audit and other services provided by Grant Thornton, our independent registered public accounting firm during such periods. The Audit Committee, based on its review and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence. All of such services were approved in conformity with the pre-approval policies and procedures described above.

	2008	2007

Audit Fees	$451,225	$404,120
Audit-Related	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$451,225	$404,120

Audit Fees.  Audit services consist of professional services rendered by Grant Thornton for the audits of the Trust’s annual financial statements and management’s assessment of the Trust’s internal control over financial reporting, review of the financial statements included in the Trust’s quarterly reports on Form 10-Q and annual report on Form 10-K and services that are normally provided by the accountant in connection with these filings and other filings. These amounts include expenses of $18,725 and $19,120 in 2008 and 2007, respectively.

REPORT OF THE AUDIT COMMITTEE

In connection with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the financial statements to be included therein, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Grant Thornton, the Trust’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and

•	received the written disclosures and letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence with respect to the Trust.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

Members of the Audit Committee

Stephen R. Blank (Chairman)
Arthur H. Goldberg
Mark K. Rosenfeld

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees recommends that the shareholders vote FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2009.

Although shareholder ratification of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not ratified by the affirmative vote of a majority of the votes cast at the annual meeting. Grant Thornton has served as the Trust’s independent registered public accounting firm since 2005. The appointment of Grant Thornton was ratified by the Trust’s shareholders at the annual meetings in 2006, 2007 and 2008. See “Audit Committee Disclosure” for a description of fees and other matters related to Grant Thornton’s provision of services to the Trust.

The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement.

PROPOSAL 3 — APPROVAL OF 2009 OMNIBUS LONG-TERM INCENTIVE PLAN

The Board recommends that shareholders vote FOR the approval of the 2009 Omnibus Long-Term Incentive Plan.

The Trust currently maintains the Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan (the “2003 Plan”), the Ramco-Gershenson Properties Trust 2003 Non-Employee Trustee Stock Option Plan (the “Trustee Plan”) and the 2008 Restricted Share Plan for Non-Employee Trustees (the “Trustee Share Plan”). Under the 2003 Plan, employees receive options to purchase shares, grants of restricted shares and grants of restricted share units, pursuant to which restricted shares may be issued if certain performance goals are met. The Trust also has stock options outstanding under its 1996 Stock Option Plan (the “1996 Plan”) and its 1997 Non-Employee Trustee Stock Option Plan (the “1997 Plan”), each of which has been terminated. Under the Trustee Plan, non-Employee Trustees of the Trust formerly received options to purchase shares. Under the Trustee Share Plan, non-employee trustees of the Trust receive annual grants of 2,000 restricted shares. As used in this section, the phrase the “Trust” include the Trust and its consolidated subsidiaries.

As discussed in this proxy statement, grants to employees of options to purchase shares and restricted shares and awards to non-employee trustees of restricted shares are an important part of the Trust’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Trust’s shareholders and the Trust’s trustees, officers and employees. In order to simplify and conform the administration of its share award plans, the Trust desires to replace its current 2003 Plan and Trustee Plan (but not the Trustee Share Plan, which will continue) with a single share award plan. Accordingly, the Board has adopted the Ramco-Gershenson Properties Trust 2009 Omnibus Long-Term Incentive Plan, and in accordance with the rules of the New York Stock Exchange and the requirements of the Internal Revenue Code of 1986 (the “Code”), the Trust is seeking the approval of the shareholders of the adoption of the 2009 Omnibus Long-Term Incentive Plan. In this discussion, the 2009 Omnibus Long-Term Incentive Plan is referred to as the 2009 Plan.

The 2009 Plan provides for the award to trustees, officers, employees and other service providers of the Trust of restricted shares, restricted share units, options to purchase shares, share appreciation rights, unrestricted shares, and other awards to acquire up to an aggregate of 900,000 shares. If an award under the 2009 Plan of restricted shares or restricted share units is forfeited or an award of options or other rights granted under the 2009 Plan expires without being exercised, the shares covered by any such award would again become available for issuance under new awards, as would shares not issued upon net settlement or net exercise of an award, shares delivered to the Trust or withheld to pay the exercise price or withholding tax obligations and shares repurchased on the open market with the proceeds of an option exercise.

The 2009 Plan prohibits the repricing of options without the approval of the shareholders. This provision relates to both direct repricings — lowering the exercise price of an option — and indirect repricings — canceling an outstanding option and granting a replacement or substitute option with a lower exercise price, or exchanging options for cash, other options or other awards. The repricing prohibition also applies to share appreciation rights.

As of the Record Date, there were options to purchase 242,444 shares and 204,651 restricted shares outstanding under the 2003 Plan, options to purchase 54,000 shares outstanding under the Trustee Plan, 9,000 restricted shares outstanding under the Trustee Share Plan, options to purchase 25,000 shares outstanding under the 1996 Plan and options to purchase 14,000 shares outstanding under the 1997 Plan, none of which will be affected by the adoption of the 2009 Plan. However, if a grant of options under the 2003 Plan, the Trustee Plan, the 1996 Plan or the 1997 Plan expires or is terminated without being exercised or an award of Restricted Shares is forfeited under the 2003 Plan, the shares covered by those awards will not be available for issuance under new awards under the 2009 Plan. The Trust anticipates that upon approval of the 2009 Plan, all subsequent awards of restricted shares, restricted share units, unrestricted shares, or options would be granted under the 2009 Plan and the Trustee Share Plan, and no further awards would be made under the 2003 Plan or the Trustee Plan. As discussed above, the 1996 Plan and the 1997 Plan have previously been terminated, and no further awards may be made under either of those plans.

As of the Record Date, the Trust had 18,698,476 shares outstanding, and an additional 2,918,574 units of limited partnership interest in Ramco-Gershenson Properties, L.P. were outstanding. Such units are exchangeable for shares on a one-for-one basis. As of the Record Date, the Trust had a pro forma total of 21,617,050 shares outstanding, on an as-exchanged basis.

Description of 2009 Plan

A description of the provisions of the 2009 Omnibus Long-Term Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions in the 2009 Plan, which is attached as an appendix to this proxy statement.

Overview.  The purpose of the 2009 Plan is to enhance the ability of the Trust to attract and retain highly qualified trustees, officers, key employees and other persons and to motivate such persons to serve the Trust and to improve the business results and earnings of the Trust by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust.

There are 900,000 shares reserved for issuance under the 2009 Plan, and no awards have been granted under the 2009 Plan. The maximum number of Shares subject to options or share appreciation rights that can be awarded under the 2009 Plan to any person is 100,000 per year. The maximum number of Shares that can be awarded under the 2009 Plan to any person, other than pursuant to an option or share appreciation rights, is 100,000 per year.

Administration.  The 2009 Plan is administered by our compensation committee. Subject to the terms of the 2009 Plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2009 Plan. The compensation committee may delegate to a subcommittee of Trustees and/or officers the authority to grant or administer Awards to persons who are not then reporting persons under Section 16 of the Securities Exchange Act of 1934. Options and share appreciation rights may not be amended to lower their exercise prices without shareholder approval.

Shares Reserved for Issuance Under the 2009 Plan.  The Shares issued or to be issued under the 2009 Plan consist of authorized but unissued Shares. Shares issued under the 2009 Plan pursuant to awards assumed in connection with mergers and acquisitions by us will not reduce the number of Shares reserved for issuance under the 2009 Plan. The closing price of a Share as reported by the New York Stock Exchange on the Record Date was $9.11.

Eligibility.  Awards may be made under the 2009 Plan to our trustees, officers, employees or consultants and to any other individual whose participation in the 2009 Plan is determined to be in our best interests by our compensation committee. We estimate that currently approximately 32 persons are eligible to receive awards under the 2009 Plan.

Amendment or Termination of the Plan.  The Board of Trustees may terminate or amend the 2009 Plan at any time and for any reason. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Further, unless terminated earlier, the 2009 Plan will terminate 10 years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2009 Plan

Restricted Shares and Restricted Share Units.  The 2009 Plan permits the granting of restricted shares and restricted share units. Restricted shares are Shares granted subject to forfeiture if specified holding periods and/or performance targets are not met. Restricted share units are substantially similar to restricted shares but result in the issuance of Shares upon meeting specified holding periods and/or performance targets, rather than the issuance of the Shares in advance. Restricted shares and restricted share units granted under the 2009 Plan may not be sold, transferred, pledged or assigned prior to meeting the specified holding periods and/or performance targets. The compensation committee determines the holding periods and/or performance targets and the circumstances under which the holding periods and/or performance targets may be waived, such as upon death, disability, retirement, termination of employment, or change in control.

Options.  The 2009 Plan permits the granting of options to purchase Shares intended to qualify as incentive options under the Code and also options to purchase Shares that do not qualify as incentive stock options (“non-qualified options”). The options we have granted have historically been principally non-qualified options. The exercise price of each option may not be less than 100% of the fair market value of the Shares on the date of grant. In the case of certain 10% shareholders who receive incentive options, the exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. An exception to these requirements is made for any options that we grant in substitution for options held by Trustees, officers, employees and consultants of a company that we acquire. In such a case, the exercise price would be adjusted to preserve the economic value of such holder’s option from his or her former employer.

The term of each option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after death, disability, retirement, or termination of employment during which options may be exercised.

Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee, such as upon death, disability, retirement, termination of employment, or change in control. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Shares (which, if acquired from us, have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

Options granted under the 2009 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to address estate planning concerns.

Other Awards.  The compensation committee may also award under the 2009 Plan:

•	dividend equivalent rights, which are rights entitling the recipient to receive amounts equal to dividends that would have been paid if the recipient had held a specified number of Shares; provided, that dividend equivalent rights may not be granted relating to Shares subject to an option or share appreciation right;

•	share appreciation rights, which are rights to receive a number of Shares or, in the discretion of the compensation committee, an amount in cash or a combination of Shares and cash, based on the increase in the fair market value of the Shares underlying the right over the market value of such Shares on the date of grant (or over an amount greater than the grant date fair market value, if the compensation committee so determines) during a stated period specified by the compensation committee not to exceed 10 years from the date of grant; and

•	unrestricted Shares, which are Shares granted without restrictions.

Section 162(m) of the Internal Revenue Code Compliance.  Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to their Chief Executive Officer and the three highest compensated executive officers (other than the Chief Executive Officer) determined at the end of each year (the “covered employees”). However, performance-based compensation may be excluded from this limitation. The 2009 Plan is designed to permit the compensation committee to grant awards that qualify for purposes of satisfying the conditions of Section 162(m). If the Trust’s compensation expense deduction were limited by Section 162(m), as long as the Trust continues to qualify as a real estate investment trust under the Code, the payment of non-deductible compensation should not have a material adverse effect on the Trust.

Business Criteria.  The compensation committee would exclusively use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards to “covered employees” if the award is to be intended to satisfy the conditions of Section 162(m):

•	total shareholder return;

•	net income;

•	earnings per share;

•	funds from operations;

•	funds from operations per share;

•	return on equity;

•	return on assets;

•	return on invested capital;

•	increase in the market price of Shares or other securities;

•	revenues;

•	net operating income;

•	comparable center net operating income;

•	operating margin (operating income divided by revenues);

•	earnings before interest expense, taxes, depreciation and amortization (EBITDA) or adjusted EBITDA;

•	the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an award; and

•	the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to a budget or target for measuring performance under an award.

Effect of Certain Corporate Transactions.  Unless the compensation committee otherwise provides, transactions resulting in a change in control of the Trust may cause awards granted under the 2009 Plan to vest.

Adjustments for Stock Dividends and Similar Events.  The compensation committee will make appropriate adjustments in outstanding awards and the number of Shares available for issuance under the 2009 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

Restricted Shares.  A grantee who is awarded restricted shares will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the Shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the Shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the Shares are subject to restrictions will be subject to withholding taxes. The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Share Units.  There are no immediate tax consequences of receiving an award of restricted share units under the 2009 Plan. A grantee who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to such grantee at the end of the restriction period. The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or for the employer. A grantee will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the grantee holds the Shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Shares in an amount generally equal to the excess of the fair market value of the Shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will be allowed a compensation expense deduction to the extent that the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the Shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised). The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount equal to the amount paid to the grantee pursuant to the award. The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Appreciation Rights.  There are no immediate tax consequences of receiving an award of share appreciation rights under the 2009 Plan. Upon exercising a share appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Shares.  Participants who are awarded unrestricted Shares will be required to recognize ordinary income in an amount equal to the fair market value of the Shares on the date of the award, reduced by the amount, if any, paid for such Shares. The Trust will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

New Plan Benefits

Awards under the 2009 Plan will be made at the discretion of the compensation committee. Accordingly, we cannot currently determine the amount of awards that will be made under the 2009 Plan. We anticipate that the compensation committee will utilize the 2009 Plan to continue to grant long-term equity incentive compensation to employees and Shares to trustees similar to the awards described in this proxy statement.

Registration with SEC

The Trust intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the Shares under the 2009 Plan.

Vote Required for Approval

Approval of the 2009 Plan requires the vote of holders of a majority of the votes cast at the annual meeting.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust’s executive officers and Trustees and persons who beneficially own more than 10% of a registered class of the Trust’s equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of the Trust’s equity securities and any changes thereto, and to furnish copies of these reports to the Trust. Based on the Trust’s review of the insiders’ forms furnished to the Trust or filed with the SEC and representations made by the trustees and executive officers of the Trust, no insider failed to file on a timely basis a Section 16(a) report in 2008, except (A) Mr. Sullivan had one late Form 4 that included one purchase transaction reported late and (B) Mr. Goldberg has three late Form 4s: (i) the disposition of 3,750 Shares held in a trust due to the termination of the trust and the disposition of the Shares to the beneficiaries (his daughters) in August 2008, (ii) the disposition of 1,100 Shares from a pension trust and (iii) the disposition of 7,000 Shares from his wife in September 2008.

Cost of Proxy Solicitation

The cost of preparing, assembling and mailing this proxy statement and all other costs in connection with this solicitation of proxies for the annual meeting will be paid by the Trust. The Trust estimates that the total expenditures relating to its current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $[  •  ], of which approximately $[  •  ] has been incurred as of the date of this proxy statement. The Trust may conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, trustees and employees identified on Appendix B, none of whom will receive additional compensation for assisting with the solicitation. The Trust may also solicit shareholders through press releases issued by the Trust, advertisements in periodicals and postings on the Trust’s website. The Trust will request banks, brokers, trustees and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such record holders for their reasonable expenses in doing so.

The Trust has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies, for a fee estimated to be approximately $[  •  ] plus out-of-pocket expenses. In addition, the Trust has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with the engagement. Innisfree has advised the Trust that approximately [  •  ] of its employees will be involved in the proxy solicitation by Innisfree on behalf of the Trust

Shareholder Proposals at 2010 Annual Meeting

Any shareholder proposal intended to be included in the Trust’s proxy statement and form of proxy for the annual meeting to be held in 2010 must be received by the Trust at Ramco-Gershenson Properties Trust, Attention: Secretary, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 by the close of business on [     •     ], 2010 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Under the Trust’s by-laws, shareholders must follow an advance notice procedure to nominate candidates for election as trustees (or to bring other business before an annual meeting). The advanced notice procedures do not affect the right of shareholders to request the inclusion of proposals in the Trust’s proxy statement and form of proxy pursuant to SEC rules. Any shareholder proposal or Trustee nomination by shareholder that is intended to be presented for consideration at the 2010 annual meeting, but is not intended to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting, must be received by the Trust at the address stated above between March 12, 2010 and the close of business on April 9, 2010 to be considered timely. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not less than 60 days and not more than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Trust.

Annual Report

The annual report of the Trust for the year ended December 31, 2008, including the financial statements for the three years ended December 31, 2008 audited by Grant Thornton, is being furnished with this proxy statement. If you did not receive a copy of such annual report, you may obtain a copy without charge at the Trust’s website, www.rgpt.com, or by contacting the Trust at (248) 350-9900 or Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

Householding

The Trust may elect to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that he or she desires to receive individual copies. This “householding” practice reduces the Trust’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2008 annual report or 2009 proxy statement, as follows:

•	Shareholders owning Shares through a bank, trustee, broker or other holder of record should contact such record holder directly; and

•	Shareholders of record should contact the Trust at (248) 350-9900 or at Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. The Trust will promptly deliver such materials upon request.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 10, 2009

See http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103013&gkp=1073743352 for a copy of the 2009 proxy statement and 2008 annual report.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary

[  •  ], 2009

APPENDIX A

RAMCO-GERSHENSON PROPERTIES TRUST

2009 OMNIBUS LONG-TERM INCENTIVE PLAN

Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Trust”), sets forth herein the terms of its 2009 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE.  The Plan is intended to enhance the ability of the Trust, RGI, RGLP (as defined below) and the Subsidiaries and Affiliates of each of them to attract and retain highly qualified Trustees, officers, key employees and other persons and to motivate such persons to serve the Trust, RGI, RGLP, and the Subsidiaries of each of them and to improve the business results and earnings of the Trust and RGLP, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust. To this end, the Plan provides for the grant of Share options, Share appreciation rights, restricted Shares, restricted Share units, unrestricted Shares and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Share options granted under the Plan may be incentive stock options or non-qualified options, as provided herein.

2. DEFINITIONS.  For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means a person or entity which controls, is controlled by, or is under common control with the Trust, RGI or RGLP, as the case may be.

2.2 “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares or Dividend Equivalent Rights under the Plan.

2.3 “Award Agreement” means the written agreement between the Trust and a Participant that evidences and sets out the terms and conditions of an Award.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.5 “Board” means the Board of Trustees of the Trust.

2.6 “Cause” means, unless otherwise provided in an applicable written agreement with the Trust, RGI, RGLP or a Subsidiary or Affiliate of any of them, the commission of a felony, fraud, or willful misconduct, which has resulted in, or is likely to result in, damage to the Trust, RGI, RGLP or a Subsidiary or Affiliate of any of them, as the Committee may conclusively determine.

2.7 “Change in Control” means an occasion upon which (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Trust, RGI, RGLP or a Subsidiary or Affiliate of any of them, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 40% or more of the combined voting power or combined total fair market value of the Trust’s then outstanding securities; or (ii) any removal or election of a member of the Board, which removal or election was not approved by a vote of at least 70% of the trustees comprising the Board on the date immediately preceding the date of the removal or election. Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, “Change in Control” means a change in the ownership or effective control of the Trust, or a change in the ownership of a substantial portion of the assets of the Trust, as described in Treas. Reg. Section 1.409A-3(i)(5), but replacing the term “Trust” for the term “Company” in such regulation.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means the Compensation Committee of the Board, or, if the Board so elects, a different committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.

2.10 “Corporate Transaction” means (i) the dissolution or liquidation of the Trust or a merger, consolidation, or reorganization of the Trust with one or more other entities in which the Trust is not the surviving entity, (ii) a sale of substantially all of the assets of the Trust to another person or entity which does not constitute a “related person” to the Trust, as such term is defined in the Treasury Regulations issued in connection with Section 409A of the Code, or (iii) any transaction (including without limitation a merger or reorganization in which the Trust is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning more than 50% of the combined voting power of all classes of shares of the Trust.

2.11 “Covered Employee” means a Participant who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.12 “Disability” means a Participant’s physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Participant incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 365 days. Notwithstanding the foregoing, a Participant shall not be deemed to be Disabled as a result of any condition that:

(a) was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity;

(b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

(c) resulted from service in the Armed Forces of the United States for which such Participant received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Trust, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Trust deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Trust shall have the right to require a Participant to submit to an examination by a physician or physicians and to submit to such reexaminations as the Committee or the Trust shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days, nor at any time after the normal date of the Participant’s Retirement. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Trust, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Trust, then in any such event, the Participant shall be deemed to have recovered from such Disability. The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award.

2.13 “Dividend Equivalent Right” means a right, granted to a Participant under Section 13 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.14 “Effective Date” means the date that the Plan is approved by the shareholders of the Trust, provided that such date is not more than one year after the approval of the Plan by the Board.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16 “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on the New York Stock Exchange (“NYSE”) or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the

Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Trust intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options) shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B).

2.17 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.

2.18 “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Code Section 409A.

2.19 “Grant Date” means the date on which the Committee approves an Award or such later date as may be specified by the Committee.

2.20 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21 “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

2.22 “Option” means an option to purchase Shares pursuant to the Plan.

2.23 “Option Price” means the exercise price for each Share subject to an Option.

2.24 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.25 “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust, of RGI, of RGLP, or of any of their Affiliates.

2.26 “Participant” means a person who receives or holds an Award under the Plan.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to 10 years.

2.28 “Plan” means Ramco-Gershenson Properties Trust 2009 Omnibus Long-Term Incentive Plan.

2.29 “RGI” means Ramco-Gershenson, Inc., a Michigan corporation.

2.30 “RGLP” means Ramco-Gershenson Properties, L.P., a Delaware limited partnership.

2.31 “Restricted Share” means a Share awarded to a Participant pursuant to Section 10 hereof.

2.32 “Restricted Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.

2.33 “Retirement” means termination of Service on or after age 62, or any other definition established by the Compensation Committee, in its discretion, either in any Award or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.

2.34 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 9 hereof.

2.35 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.36 “Service” means service as a Service Provider to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. With respect to the timing of payment (and not merely vesting) of any 409A Award, whether a termination of Service shall have occurred shall be determined in accordance with the definition of “Separation from Service” under Treas. Reg. Section 1.409(A)-1(h).

2.37 “Service Provider” means an employee, officer or Trustee of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, or a consultant or adviser providing services to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them.

2.38 “Share” or “Shares” means the common shares of beneficial interest of the Trust.

2.39 “Share Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.40 “Subsidiary” means any “subsidiary corporation” of the Trust, of RGI or of RGLP within the meaning of Section 424(f) of the Code.

2.41 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them or with which the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them combines.

2.42 “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Trust, RGI, RGLP or any of their Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.44 “Trust” means Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

2.45 “Unrestricted Share Award” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Committee.  The Plan shall be administered by or pursuant to the direction of the Committee. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the governing documents of the Trust and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Trust’s governing documents and applicable law; provided, that subject to the governing documents of the Trust and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of trustees and/or officers of the Trust for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. The Committee shall consist of not less than three (3) members of the Board, which members shall be “Non-Employee Trustees” as defined in Rule 16b-3 under the Exchange Act (or such greater number of members which may be required by said Rule 16b-3) and which members shall qualify as “independent” under any applicable stock exchange rules.

3.2. Terms of Awards.  Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i) designate Participants,

(ii) determine the type or types of Awards to be made to a Participant,

(iii) determine the number of Shares to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options) or to ensure exemption from or compliance with Code Section 409A,

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award, or subject to the requirements of Code Section 409A any Award that was excluded from Code Section 409A coverage upon grant.

The Trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees, tenants or others of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them or any confidentiality obligation with respect to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them or otherwise in competition with the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, unless the Committee provides otherwise in the applicable Award Agreement, the Trust may annul an Award if the Participant is an employee of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement or substitute Option or SAR with a lower exercise price without the approval of Trust’s shareholders, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.3. Deferral Arrangement.  The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with Section 409A, where applicable, and such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Notwithstanding the foregoing, no deferral shall be allowed if the deferral opportunity would violate Code Section 409A.

3.4. No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5. Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the aggregate number of Shares available for issuance under the Plan shall be Nine Hundred Thousand (900,000). Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of Shares subject thereto, then the number of Shares related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above (or included for purposes of the calculation in the proviso, above), but shall again be available for making Awards under the Plan. If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan as provided above, and the following Shares shall be added back to the total number of Shares available under the Plan: (x) Shares that are subject to an Option or a share-settled Share Appreciation Right and are not issued upon the net settlement or net exercise of such Option or Share Appreciation Right, (y) Shares delivered to or withheld by the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them to pay the exercise price or the withholding taxes under Options or Share Appreciation Rights, and (z) Shares repurchased on the open market with the proceeds of an Option exercise.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.  The Plan shall be effective as of the Effective Date.

5.2. Term.  The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3. The termination of the Plan shall not affect any Award outstanding on the date of such termination.

5.3. Amendment and Termination of the Plan.  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Trust’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Trust’s shareholders if the amendment would: (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of Shares that may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) except as permitted pursuant to the provisions of Section 17, reduce the Option Price of any previously granted Option or the grant price of any previously granted SAR, cancel any previously granted Options or SARs and grant substitute Options or SARs with a lower Option Price than the canceled Options or a lower grant price than the canceled SARs, or exchange any Options or SARs for cash, other awards, or Options or SARs with an Option Price or grant price that is less than the exercise price of the original Options or SARs. No Awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall (i) without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan, nor (ii) accelerate any payment under any 409A Award except as otherwise permitted under Treas. Reg. Section 1.409A-3(j).

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.  Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, including any Service Provider who is an officer or Trustee of the Trust, RGI, RGLP or a Subsidiary or Affiliate of any of them, as the Committee shall determine and designate from time to time, (ii) any Outside Trustee and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Trust by the Committee.

6.2. Successive Awards and Substitute Awards.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares Subject to Awards.  During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of Shares subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred thousand (100,000) per calendar year; and

(ii) the maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one hundred thousand (100,000) per calendar year.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.  The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Participant is a Ten Percent Shareholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date.

8.2. Vesting.  Subject to Sections 8.3, 8.4, 8.5 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded to the next nearest whole number.

8.3. Term.  Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, except to the extent that such termination is due to death, Disability, Retirement, lay-off in connection with a reduction in force or Change in Control of the Trust or as otherwise specified in the Award Agreement, any Option held by such Participant that has not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option. If a Participant’s Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination. Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, if a Participant’s Service is terminated (i) due to Retirement or lay-off in connection with a reduction in force, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Participant’s Retirement or lay-off and thereafter shall be a Non-Qualified Option), (ii) due to Disability, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s termination due to Disability and thereafter shall be a Non-Qualified Option) or (iii) due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s death and thereafter shall be a Non-Qualified Option). Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Change in Control.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, in the event of a Change in Control, a Participant’s unvested Options shall become fully vested and may be exercised until their normal date of expiration.

8.6. Limitations on Exercise of Option.  Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.7. Method of Exercise.  An Option that is exercisable may be exercised by the Participant’s delivery to the Trust of written notice of exercise on any business day, at the Trust’s principal office, on the form specified by the Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and, except to the extent provided in Section 12.3 or Section 12.4, shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Trust or an Affiliate may, in its judgment, be required to withhold with respect to an Award. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.

8.8. Rights of Holders of Options.  Unless otherwise stated in the applicable Award Agreement, a Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to the Participant. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9. Delivery of Share Certificates.  Promptly after the exercise of an Option to purchase Shares by a Participant and the payment in full of the Option Price, unless the Trust shall then have uncertificated Shares, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.

8.10. Transferability of Options.  Except as provided in Section 8.11, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

8.11. Family Transfers.  If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Members. For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift to a trust for the benefit of the participant and/or one or more Family Members, or (ii) a transfer under a domestic relations order in settlement of marital property rights. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.12. Limitations on Incentive Stock Options.  An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2. Other Terms.  The Committee shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions (provided that no SAR shall be exercisable following the tenth anniversary of its Grant Date), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10. TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

10.1. Grant of Restricted Shares or Restricted Share Units.  Awards of Restricted Shares or Restricted Share Units may be made to eligible persons. Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units. If so indicated in the Award Agreement at the time of grant, a Participant may vest in more than 100% of the number of Restricted Share Units awarded to the Participant.

10.2. Restrictions.  At the time an Award of Restricted Shares or Restricted Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Restricted Share Units, during which a portion of the Shares related to such Award shall become nonforfeitable or vest, on each anniversary of the Grant Date or otherwise, as the Committee may deem appropriate. Each Award of Restricted Shares or Restricted Share Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 14.1 and 14.2. Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Restricted Share Units. Each Participant may designate a beneficiary for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan. If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary.

10.3. Restricted Shares Certificates.  The Trust shall issue, in the name of each Participant to whom Restricted Shares have been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Trust shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Shares.  Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends or distributions declared or paid with respect to such Shares; provided, however, that the right to receive dividends or distributions with respect to a Performance Award shall only be granted to a Participant if and to the extent that the underlying Award vests. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5. Rights of Holders of Restricted Share Units.

10.5.1. Dividend Rights.  Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust. The Committee may provide in an Award Agreement evidencing a grant of Restricted Share Units that the holder of such Restricted Share Units shall be entitled to receive, upon the payment of a cash dividend or distribution on outstanding Shares, or at any time thereafter, a cash payment for each Restricted Share Unit held equal to the per-share dividend, paid on the Shares in accordance with Section 13; provided, however, that the right to receive dividends or distributions with respect to a Performance Award shall only be granted to a Participant if and to the extent that the underlying Award vests.

10.5.2. Creditor’s Rights.  A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Trust. Restricted Share Units represent an unfunded and unsecured obligation of the Trust, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death, Disability, Retirement, lay-off in connection with a reduction in force or Change in Control or as otherwise specified in the Award Agreement. Further, the Award Agreement may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction. Upon forfeiture of Restricted Shares or Restricted Share Units, the Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

10.7. Delivery of Share.  Except as otherwise specified in an Award Agreement with respect to a particular Award of Restricted Shares or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the expiration or termination of the restricted period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant’s beneficiary or estate, as the case may be. Except as otherwise specified with respect to a particular Award of Restricted Share Units or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.

11. TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS

The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Share Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

12. FORM OF PAYMENT FOR OPTIONS

12.1. General Rule.  Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Trust.

12.2. Surrender of Shares.  To the extent approved by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Trust of Shares, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.  To the extent permitted by law and to the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a registered securities broker acceptable to the Trust to sell Shares and to deliver all or part of the sales proceeds to the Trust in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.  To the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant, provided that any Award of Dividend Equivalent Rights that is a 409A Award shall comply with the Code Section 409A requirements applicable to deferred compensation. Dividend Equivalent Rights may not be granted hereunder relating to Shares which are subject to Options or Share Appreciation Rights. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date that the distribution otherwise would have been paid. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, unless such settlement would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A (e.g., in the case of a Non-Qualified Option). Such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2. Termination of Service.  Except as may otherwise be provided by the Committee either in the Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

14.1. Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Performance Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

14.2. Performance Awards Granted to Designated Covered Employees.  If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

14.2.2. Business Criteria.  One or more of the following business criteria for the Trust, on a consolidated basis, and/or specified Subsidiaries or business units of the Trust or the Trust (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total shareholder return (share price appreciation plus dividends), (2) net income, (3) earnings per share, (4) funds from operations, (5) funds from operations per share, (6) return on equity, (7) return on assets, (8) return on invested capital, (9) increase in the market price of Shares or other securities, (10) revenues, (11) net operating income, (12) comparable center net operating income, (13) operating margin (operating income divided by revenues), (14) earnings before interest, taxes, depreciation and amortization (EBITDA) or adjusted EBITDA, (15) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an Award, or (16) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to a budget or target for measuring performance under an Award. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3. Timing For Establishing Performance Goals.  Performance goals shall be established, in writing, not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify in the Award Agreement the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).

14.4. Status of Section 14.2 Awards Under Code Section 162(m).  It is the intent of the Trust that Performance Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS.  Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Trust, RGI, RGLP, or a Subsidiary or affiliate of any of them, except an agreement, contract, policy or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Shares or Restricted Share Units held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Code Section 409A shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

16. REQUIREMENTS OF LAW

16.1. General.  The Trust shall not be required to sell, deliver or cause to be issued any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option, or the Trust, RGI, RGLP of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, RGI, RGLP, and any delay caused thereby shall in no way affect the date of termination of the Award. Any determination in this connection by the Trust, RGI, RGLP shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, cause to be registered any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.

16.2. Rule 16b-3.  During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Shares.  If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Trust, occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan (including the individual limits) shall be adjusted proportionately and accordingly by the Trust. In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share; provided, however, that all adjustments shall be made in compliance with Code Section 409A. The conversion of any convertible securities of the Trust shall not be treated as an increase in Shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of the Trust) without receipt of consideration by the Trust, the Trust may, in such manner as the Trust deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

17.2. Reorganization in which the Trust is the Surviving Entity.  Subject to Section 17.3 hereof, if the Trust shall be the surviving entity in any reorganization, merger, or consolidation of the Trust with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation; provided, however, that all adjustments shall be made in compliance with Code Section 409A. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement securities received by the Participant as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction.  Subject to the exceptions set forth in the last sentence of this Section 17.3, the last sentence of Section 17.4 and the requirements of Section 409A of the Code:

(i) upon the occurrence of a Corporate Transaction, all outstanding Options and Restricted Shares shall be deemed to have vested, and all Restricted Share Units shall be deemed to have vested at their target levels and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Restricted Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares or Restricted Share Units, equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per Share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Trust’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Trust gives notice thereof to its shareholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Shares and Restricted Share Units theretofore granted, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units of new options, SARs, restricted shares and restricted shares units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided. Appropriate adjustments shall be made taking into account Treas. Reg. Section 1.409A-1(b)(5)(v)(D) regarding substitutions and assumptions of stock rights by reason of a corporate transaction.

17.4. Adjustments.  Adjustments under this Section 17 related to Shares or other securities of the Trust shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding down to the nearest whole Share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Trust.  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights.  No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, or to interfere in any way with any contractual or other right or authority of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Trustee, officer, consultant or employee of the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.  Neither the adoption of the Plan nor the submission of the Plan to the Trust’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

18.3. Withholding Taxes.  The Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them, as the case may be, any amount that the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them may reasonably determine to be necessary to satisfy such withholding obligation. The Trust may elect to, or may cause RGI, RGLP, or a Subsidiary or Affiliate of any of them, to withhold Shares otherwise issuable to the Participant in satisfaction of a Participant’s withholding obligations at the statutory minimum withholding rate. Subject to the prior approval of the Trust, which may be withheld by the Trust in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, by delivering to the Trust, RGI, RGLP, or a Subsidiary or Affiliate of any of them Shares already owned by the Participant, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender. Any Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations at the statutory minimum withholding rate. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 18.3 to deliver Shares may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.  Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender.  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law.  The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Michigan, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code.  The Board intends to comply with Code Section 409A, or an exclusion from Code Section 409A coverage, with regard to Awards hereunder and all provisions herein shall be interpreted accordingly.

* * *

As adopted and approved by the Board as of April 21, 2009, subject to approval of the Plan by the shareholders of the Trust as set forth in this Plan.

APPENDIX B

INFORMATION CONCERNING PARTICIPANTS IN
THE TRUST’S SOLICITATION OF PROXIES

The following tables (“Trustees and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our Trustees, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2009 annual meeting of shareholders.

Trustees and Nominees

The principal occupations of our Trustees and nominees, all of whom are considered “participants” in our solicitation, are set forth under the section above titled “Proposal No. 1 — Election of Trustees” of this proxy statement. The name and business addresses of the organization of employment of our Trustees and nominees are as follows:

Name	Business Address

Stephen R. Blank	30 Snoden Lane, Watchung, New Jersey 07060
Dennis E. Gershenson	31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334
Arthur H. Goldberg	175 Great Neck Road, Suite 408, Great Neck, New York 11021
Robert A. Meister	222 Lakeview Avenue, Suite 510, West Palm Beach, Florida 33401
Joel M. Pashcow	261 Via Bellaria, Palm Beach, Florida 33480
Mark K. Rosenfeld	818 S. Delaware Avenue, Tampa, Florida 33606
Michael A. Ward	2775 Oakwood Road, Oxford, Michigan 48370

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Trust, and the business address for each person is 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334:

Name	Principal Occupation

Dennis E. Gershenson	Chairman, President and Chief Executive Officer
Richard J. Smith	Chief Financial Officer and Secretary
Dawn Hendershot	Director of Investor Relations and Corporate Communications

Information Regarding Ownership of the Trust’s Securities by Participants

The Shares beneficially owned or held as of April 15, 2009 by the persons listed above under “Trustees and Nominees” and “Officers and Employees,” other than Ms. Hendershot, are set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” of this proxy statement. As of April 15, 2009, Ms. Hendershot beneficially owned 566 Shares (including 230 shares of restricted stock).

Information Regarding Transactions in the Trust’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of Shares by the individuals who are considered “participants” between April 15, 2007 and April 15, 2009. Except as described in this proxy statement, Shares owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market or pursuant to the Trust’s equity

B-1

compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name		Number of	Transaction
(Indirect Transaction)	Date	Shares (#)	Type

Stephen R. Blank	—	—	—
Dennis E. Gershenson	May 18, 2007	4,700	(1)
	May 21, 2007	1,300	(1)
	August 6, 2007	5,000	(1)
	August 7, 2007	5,000	(1)
	August 9, 2007	800	(1)
	November 6, 2007	20,000	(1)
	November 15, 2007	5,000	(1)
	November 27, 2007	2,500	(1)
	December 17, 2007	5,000	(1)
(By Trust)	December 17, 2007	1,000	(1)
	December 20, 2007	5,000	(1)
	August 22, 2008	3,500	(2)
	November 19, 2008	10,000	(1)
	March 4, 2009	(3,721)	(3)
Arthur H. Goldberg	May 16, 2007	2,000	(4)
Robert A. Meister	—	—	—
Joel M. Pashcow	—	—	—
Mark K. Rosenfeld	May 22, 2008	2,000	(4)
Michael A. Ward (By Trust)	August 10, 2007	2,500	(1)
Richard J. Smith	March 4, 2009	(1,985)	(3)
Dawn Hendershot	July 27, 2007	100	(1)
	August 9, 2007	100	(1)
	June 18, 2008	100	(1)

(1)	Open market purchase

(2)	Sale from trust to Mr. Gershenson

(3)	Tax withholding by Trust in connection with vesting of restricted shares

(4)	Exercise of stock options

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or the proxy statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any Shares or other securities of the Trust or any of its subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix B or the proxy statement, to our knowledge, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix B or the proxy statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Except as set forth in the proxy statement, to our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix B or the proxy statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

B-2

PLEASE VOTE TODAY!
SEE REVERSE
SIDE FOR THREE EASY WAYS TO VOTE.
▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

PRELIMINARY COPY—SUBJECT TO COMPLETION

W
H
I
T
E
P
R
O
X
Y
RAMCO-GERSHENSON PROPERTIES TRUST
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    , ____
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     The undersigned shareholder of Ramco-Gershenson Properties Trust (the “Trust”) hereby appoints DENNIS GERSHENSON and RICHARD J. SMITH, or either of them, each with full power of substitution, as proxies of the undersigned to vote all common shares of beneficial interest of the Trust which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on Wednesday, June 10, 2009, [•], Eastern time, at [•] and all adjournments or postponements thereof, and to other represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting.
     The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the following matters and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.
     This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Ramco-Gershenson Properties Trust common stock for the upcoming Annual Meeting of Shareholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-353-7845, on a touch-tone telephone. If outside the U.S. or Canada, call 215-521-1343. Please follow the simple instructions. You will be required to provide the unique control number printed below.
OR
2.	Vote by internet – Please access https://www.proxyvotenow.com/rpt, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or internet 24 hours a day, 7 days a week.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card
OR
3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Ramco-Gershenson Properties Trust, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.
▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

A ☒	PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE.
YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS BELOW
1.	Election of Class II Trustees

NOMINEES: (01) Stephen R. Blank, (02) Joel M. Pashcow

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT
          Instructions: to withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the number of the nominee here:

2

2.        Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for 2009.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the 2009 Omnibus Long-Term Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

DATE		, 2009
SIGNATURE
SIGNATURE( IF JOINTLY HELD )
TITLE(S), IF ANY
NOTE: Please sign exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signor is a corporation, please sign the full corporate name by an authorized officer, giving full title as such. If the signor is a partnership, please sign the full partnership’s name by an authorized person.
PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

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